EXHIBIT 99.1

                                  SUPPLEMENT A
                                (Proposal No. 1)

                             DATED NOVEMBER 3, 2000

                          (1) INVERSIONES MIRABEL, S.A.
                          (2) MENDOCINO BREWING COMPANY
                             (3) GOLDEN EAGLE TRUST

                          -----------------------------

                            SHARE PURCHASE AGREEMENT

                          -----------------------------

                                Baker & McKenzie
                              100 New Bridge Street
                                 London EC4V 6JA

                           Telephone: (020) 7919 1000
                              Fax: (020) 7919 1999
                                  Ref: BPA/SAR

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                                    CONTENTS

Clauses                                                                    Pages
-------                                                                    -----

1.         Definitions and Interpretation.....................................3
2.         Sale of Sale Shares...............................................10
3.         Consideration.....................................................11
4.         Conditions........................................................12
5.         Completion........................................................13
6.         Restriction of Vendor.............................................17
7.         Warranties........................................................19
8.         Covenant in Respect of Tax........................................23
9.         Pensions..........................................................27
10.        Restriction on Announcements......................................27
11.        Pre-Completion Obligations........................................28
12.        Confidentiality of Information Received by the Vendor.............31
13.        Guarantee and Indemnity by Guarantor..............................32
14.        Costs.............................................................34
15.        General...........................................................34
16.        Notices...........................................................36
17.        Governing Law and Submission to Jurisdiction......................38

SCHEDULE 1 The Vendor........................................................39
SCHEDULE 2 Details of the Company............................................40
SCHEDULE 3 The Subsidiary....................................................42
SCHEDULE 4 The Property......................................................43
SCHEDULE 5 Warranties........................................................44
SCHEDULE 6 [NOT USED]........................................................81
SCHEDULE 7 Software..........................................................82
SCHEDULE 8 Vendor's Protection...............................................83


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DATE: 2000

PARTIES:

(1) INVERSIONES MIRABEL, S.A. a company incorporated in Panama whose registered office is at Hong Kong Bank Building, 6th Floor, Samuel Lewis Avenue, P.O. Box 6-4298, El Dorado, Panama City (the "Vendor") as set out in Schedule 1.

(2)      MENDOCINO  BREWING  COMPANY  a  company  incorporated  in the  State of
         California  whose  registered   office  is  at  3  Harbor  Drive  #115,
         Sausalito, CA 94965 (the "Purchaser").

(3) GOLDEN EAGLE TRUST a discretionary trust created on 12 October 1982 whose registered office address is c/o CAS Nominess Limited, Celtic House, Victoria Street, Douglas, Isle of Man (the "Guarantor").

RECITALS:

(A) The Vendor is the registered holder and beneficial owner of all of the issued shares in the capital of United Breweries International (UK) Limited ("the Company"). Particulars of the Company are set out in
         Schedule 2.

(B) The Vendor wishes to sell and the Purchaser wishes to purchase the said shares on the terms and conditions set out in this Agreement.

(C)      The  Guarantor  has  agreed  to  guarantee  the   performance   of  the
         obligations of the Vendor hereunder.

TERMS AGREED:

1.       Definitions and Interpretation

1.1 In this Agreement where the context so admits the following words and expressions shall have the following meanings:


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         "Accounting Date"                 31 December 1999;

         "Accounts"                        the audited  financial  statements of
                                           the Company and of the Subsidiary for
                                           the accounting reference period which
                                           ended on the  Accounting  Date  (each
                                           such financial statement comprising a
                                           balance   sheet,   profit   and  loss
                                           account,  cash flow statement,  notes
                                           and directors' and auditors'  report)
                                           copies  of which are  annexed  to the
                                           Disclosure Letter;

         "Beer" all existing brands of beer distributed by the Company and/or the Subsidiary as at the Completion Date;

         "CAA"                             the Capital Allowances Act 1990;

         "Company"                         United Breweries  International  (UK)
                                           Limited  details of which are set out
                                           in Schedule 2;

         "Companies                        Acts" the  Companies Act 1985 and the
                                           Companies  Act  1989  and the  former
                                           Companies  Acts within the meaning of
                                           Section 735(1)(c) of the Companies
                                           Act 1985;

         "Completion"                      completion  of the sale and  purchase
                                           of the Sale  Shares as  specified  in
                                           clause 5;

         "Completion                       Date"  the fifth  business  day after
                                           the day  upon  which  the last of the
                                           Conditions is satisfied or waived (or
                                           such  later date as the  parties  may
                                           agree);

         "Conditions"                      the  conditions  specified  in clause
                                           4.1;

         "Confidential Information"        know-how,  trade  secrets  and  other
                                           information of a


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                                           confidential nature,  wherever in the
                                           world protectable;

         "Consideration Shares"            5,500,000  shares of common  stock in
                                           the capital of the Purchaser;

         "Directors"                       the persons  listed as  directors  of
                                           the Company in Schedule 2;

         "Disclosure Letter"               the letter of  today's  date from the
                                           Vendor  to  the   Purchaser   in  the
                                           approved terms;

         "Employment Law"                  all  and  any   laws,   common   law,
                                           statutes,                 directives,
                                           recommendations,         regulations,
                                           notices, codes of practice,  guidance
                                           notes, judgements, decrees or orders,
                                           whether of the European  Community or
                                           the United  Kingdom,  relating  to or
                                           connected   with  the  employment  of
                                           employees and their health and safety
                                           at work;

         "Environment"                     all or any  of the  following  media,
                                           namely,  the air, water and land; and
                                           the  medium of air  includes  the air
                                           within  buildings  and the air within
                                           other natural or man-made  structures
                                           above or below ground;

         "Environmental Law"               all  and  any   laws,   common   law,
                                           statutes,  directives,   regulations,
                                           notices,  standards  having  force of
                                           law,  codes  of  practice,   guidance
                                           notes, by-laws,  judgements,  decrees
                                           or  orders  whether  of the  European
                                           Community  or the  United  Kingdom or
                                           any  other   relevant   jurisdiction,
                                           relating   to  (1)   the   pollution,
                                           contamination  or  protection  of the
                                           Environment   or  (2)  the   storage,
                                           labelling,     handling,     release,
                                           treatment,  manufacture,  processing,
                                           deposit,  transportation  or disposal
                                           of  Hazardous  Substances  or (3) the
                                           responsibility  or duty  of care  for
                                           waste;


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         "Environmental Licence"           any permit,  licence,  authorisation,
                                           consent or other  approval,  that may
                                           be required by any Environmental Law;

         "Environmental Registration"      any registration that may be required
                                           by any Environmental Law;

         "Exchange Act"                    the United States Securities Exchange
                                           Act of 1934, as amended;

         "Former Property"                 all land and premises previously used
                                           by the Company or the  Subsidiary  or
                                           under the past ownership,  occupation
                                           or  control  of  the  Company  or the
                                           Subsidiary   and  shall  exclude  the
                                           Property;

         "Hazardous Substances"            all     substances     of    whatever
                                           description which may cause or have a
                                           harmful effect on the  Environment or
                                           the health of man or any other living
                                           organism      including,      without
                                           limitation,  all  poisonous,   toxic,
                                           noxious,   dangerous   and  offensive
                                           substances;

         "IHTA"                            the Inheritance Tax Act 1984;

         "Intellectual Property"           includes  Confidential   Information,
                                           patents,      registered     designs,
                                           copyrights,   rights  in   databases,
                                           design  rights,   topography  rights,
                                           trade    marks,    business    names,
                                           registrations  of and applications to
                                           register any of the aforesaid  items,
                                           rights  in the  nature  of any of the
                                           aforesaid   items  in  any   country,
                                           rights   in  the   nature  of  unfair
                                           competition  rights and rights to sue
                                           for   passing   off,   in  each  case
                                           wherever in the world enforceable;


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         "Management Accounts"             the financial statements unaudited of
                                           the  Company and the  Subsidiary  for
                                           the  period  ending  on  and as at 30
                                           September  2000 (each such  financial
                                           statement to include a balance sheet,
                                           a profit and loss account,  cash flow
                                           statement and notes);

         "participating interest"          the  meaning  defined in section  260
                                           Companies Act 1985;

         "Pension Scheme"                  the  United  Breweries  International
                                           (UK) Limited Pension Plan;

         "Planning Acts"                   the Town  and  Country  Planning  Act
                                           1990, the Planning (Listed  Buildings
                                           and Conservation Areas) Act 1990, the
                                           Planning  (Hazardous  Substances) Act
                                           1990,  the  Planning   (Consequential
                                           Provisions) Act 1990 and the Planning
                                           and  Compensation  Act  1991  and the
                                           Rules,  Regulations  and Orders  made
                                           under  them or  continued  by them as
                                           they apply from time to time;

         "Property"                        the    leasehold    property    short
                                           particulars  of which  are set out in
                                           Schedule 4;

         "Proposed Environmental Laws"     any    proposed    laws,    statutes,
                                           directives,   regulations,   notices,
                                           standards,    codes   of    practice,
                                           guidance notes,  by-laws,  decrees or
                                           orders   whether   of  the   European
                                           Community  or the  United  Kingdom or
                                           any other relevant jurisdiction which
                                           have been  published on or before the
                                           date  hereof and which  relate to (1)
                                           the   pollution,   contamination   or
                                           protection of the  Environment or (2)
                                           the  storage,  labelling,   handling,
                                           release,   treatment,    manufacture,
                                           processing,  deposit,  transportation
                                           or disposal of  Hazardous  Substances
                                           or (3) the  responsibility or duty of
                                           care for waste;


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         "Proxy Statement"                 the   statement   required   by  Rule
                                           14a-3(a)  issued  under the  Exchange
                                           Act of 1934;

         "Purchaser's Accountants"         Moss Adams LP;

         "Purchaser's Solicitors"          Baker &  McKenzie  of 100 New  Bridge
                                           Street, London EC4V 6JA;

         "Retirement                       Benefits    Scheme"   a    retirement
                                           benefits  scheme  within the  meaning
                                           given to that term in Section  611 of
                                           the Taxes Act;

         "Sale Shares" the 100,000 ordinary shares of (pound)1 each in the capital of the Company, being the entire issued share capital of the Company;

         "SEC"                             the  United  States   Securities  and
                                           Exchange Commission;

         "Subsidiary"                      the  subsidiary  undertaking  of  the
                                           Company  which is listed in  Schedule
                                           3;

         "subsidiary undertaking"          the  meaning  given  to that  term in
                                           section 258 Companies Act 1985;

         "Tax" all forms of taxation, withholdings, duties, imposts, levies, social security contributions and rates imposed by any local, municipal, governmental, state, federal, or other body in the United Kingdom or elsewhere and any interest, penalty, surcharge or fine in connection therewith;


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         "Taxes Act"                       the Income and Corporation  Taxes Act
                                           1988;

         "TCGA"                            the Taxation of Chargeable  Gains Act
                                           1992;

         "Vendor's Solicitors"             Butcher Burns of Beaumont  House,  47
                                           Mount Pleasant, London WC1X 0AE;

         "Warranties"                      the  representations,  warranties and
                                           undertakings contained or referred to
                                           in clause 7 and Schedule 5.

1.2 Save where the context otherwise requires words and phrases the definitions of which are contained or referred to in Part XXVI of the Companies Act 1985 shall be construed as having the meaning thereby attributed to them.

1.3 Any references, express or implied, to statutes or statutory provisions shall be construed as references to those statutes or provisions as respectively amended or re-enacted or as their application is modified from time to time by other provisions (whether before or after the date hereof) and shall include any statutes or provisions of which they are re-enactments (whether with or without modification) and any orders, regulations, instruments or other subordinate legislation under the relevant statute or statutory provision. References to sections of consolidating legislation shall wherever necessary or appropriate in the context be construed as including references to the sections of the previous legislation from which the consolidating legislation has been prepared.

1.4 References in this Agreement to clauses and schedules are to clauses in and schedules to this Agreement (unless the context otherwise requires). The recitals and schedules to this Agreement shall be deemed to form part of this Agreement.

1.5 Headings are inserted for convenience only and shall not affect the construction of this Agreement.


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1.6      The expression "the Vendor" and the expression "the Purchaser" includes their respective successors and assigns and the expression "the Guarantor" includes its successors.

1.7 References to "persons" shall include bodies corporate, unincorporated associations and partnerships (whether or not having separate legal personality).

1.8 References to writing shall include any methods of reproducing words in a legible and non-transitory form.

1.9 The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

1.10 All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

1.11 A document expressed to be "in the approved terms" means a document the terms of which have been approved by or on behalf of the parties to this Agreement and a copy of which has been signed for the purposes of identification by or on behalf of those parties.

2.       Sale of Sale Shares

2.1 Subject to the terms of this Agreement, the Vendor shall sell with full title guarantee and the Purchaser shall purchase, free from all liens, charges and encumbrances and together with all rights now or hereafter attaching to them, including all rights to any dividend or other distribution declared, made or paid after the date of this Agreement, the number of Sale Shares set opposite its name in column 2 of Schedule 1.

2.2 The Vendor hereby waives and agrees to procure the waiver of any restrictions on transfer (including pre-emption rights) which may exist in relation to the Sale Shares, whether under the articles of association of the Company or otherwise.


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2.3      The Vendor shall have the right to nominate  David  Townshend  (for the purposes of this clause 2.3, the "Nominee") for election to the board of directors of the Purchaser and for this purpose:

2.3.1 the Vendor shall, within 7 days of the date of this Agreement, provide the Purchaser with written notice of the Nominee's proposed election to the board of directors of the Purchaser; and

2.3.2 the Purchaser shall, within 7 days of receipt of such notice, incorporate into the Proxy Statement proposals to:

2.3.2.1 increase the number of directors permitted on the board of directors of the Purchaser by one (1); and

2.3.2.2  elect the Nominee to the board of directors of the Purchaser.

         The parties hereto acknowledge and agree that a failure by the Purchaser to obtain shareholder approval for the proposals under clause
         2.3.2.1 and/or clause 2.3.2.2 above shall not in any way constitute a breach or default by the Purchaser of this Agreement or a failure of a condition to the respective rights and obligations of the parties under this Agreement.

3.       Consideration

         The total consideration payable for the Sale Shares shall be the issue and allotment by the Purchaser to the Vendor of the Consideration Shares credited as fully paid.

         Vendor hereby acknowledges that the Consideration Shares to be delivered to Vendor pursuant to this Agreement will not be registered under the United States securities laws, and may not be sold or transferred except in accordance with such United States securities laws. Each of the certificates evidencing the Consideration Shares shall bear a restrictive legend to that effect, and a stop order shall be placed against the sale or transfer of such Consideration Shares.


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4.       Conditions

4.1      The sale and purchase of the Sale Shares is conditional upon:

4.1.1 the Warranties remaining true and accurate and not misleading at Completion as if repeated at Completion and at all times between the date of this Agreement and Completion;

4.1.2 the Vendor having complied fully with the obligations specified in clauses 11.1, 11.2, 11.3, 11.4 and 11.5;

4.1.3    the Purchaser having obtained:

4.1.3.1 approval by the Board of Directors of the Purchaser of the Agreement and the transactions contemplated therein;

4.1.3.2  approval by the SEC of the Proxy  Statement filed by the Purchaser with
         respect  to  the  transactions   contemplated  in  the  Agreement,   in
         accordance with the Exchange Act;

4.1.3.3  approval by the  shareholders of the Purchaser of the Agreement and the
         transactions   contemplated  in  the  Agreement,   in  accordance  with
         applicable law, and Purchaser's articles of incorporation and by-laws;

4.1.3.4 a "fairness opinion" in a form satisfactory to the Special Committee of the Purchaser's Board of Directors from Sage Capital LLC; and

4.1.3.5 notices electing to exercise dissenters rights from the holders of no more than 123,457 shares of the Purchaser's common stock.

4.2      The Purchaser may waive all or any of the  conditions in clauses 4.1.1,
         4.1.2 and 4.1.3 at any time by notice in writing to the Vendor's Solicitors.


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4.3      Each party to this  agreement  shall use its  reasonable  endeavours to procure the fulfilment of the Conditions for which that party is responsible on or before the Completion Date and in particular the Purchaser shall use its reasonable endeavours to obtain the approval and opinion referred to in clause 4.1.3 above as soon as reasonably practical after the date hereof.

4.4 In the event that any of Conditions shall not have been fulfilled (or waived pursuant to clause 4.2) prior to 31 January 2001 then the Purchaser shall not be bound to proceed with the purchase of the Sale Shares and this Agreement shall cease to be of any effect except clauses 1, 10, 12, 13, 14, 15.1 to 15.5, 16 and 17 which shall remain in force and save in respect of claims arising out of any antecedent breach of this Agreement.

5.       Completion

5.1 Subject to the provisions of clause 4, Completion shall take place on the Completion Date at the offices of the Purchaser's Solicitors when all (but not some only) of the events described in this clause 5 shall occur.

5.2      At Completion, the Vendor shall:

5.2.1    deliver to the Purchaser:

5.2.1.1 duly executed transfers of all of the Sale Shares in favour of the Purchaser together with the relevant share certificates;

5.2.1.2 transfers in favour of the Company (or its nominees) of such shares in the Subsidiary as are registered in the names of nominee holders, together with the relative share certificates;

5.2.1.3 such waivers or consents as the Purchaser may require to enable the Purchaser to be registered as holders of any of the Sale Shares;


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5.2.1.4  all the  statutory  and other  books  (duly  written up to date) of the
         Company and the Subsidiary and their respective certificates of incorporation, common seals and any other papers and documents of the Company or the Subsidiary in its possession;

5.2.1.5 written confirmation that the Vendor or Directors are not aware of any matter or thing which is a breach of or inconsistent with any of the Warranties;

5.2.1.6 certified copies of any powers of attorney under which any of the documents referred to in this clause 5.2 is executed or evidence satisfactory to the Purchaser of the authority of any person signing on the Vendor's behalf;

5.2.1.7 the duly executed power of attorney in respect of the Sale Shares which is referred to in clause 15.8;

5.2.1.8 letters of resignation in the approved terms from each of the Directors and the secretary of the Company and the directors and secretary of the Subsidiary, such resignations to take effect from close of the meeting of the Board referred to in clause 5.2.4 below;

5.2.1.9 a duly executed release under seal, in the approved terms, releasing the Company and the Subsidiary from any liability whatsoever (whether actual or contingent) which may be owing to the Vendor by the Company or the Subsidiary at Completion;

5.2.1.10 a certified copy of the resolution of the board of CAS Nominees Limited as trustees of the Guarantor, authorising the Guarantor to act as guarantor of the obligations of the Vendor under this Agreement;


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5.2.2    pay all  monies  (if any)  then  owing by it to the  Company  or to the
         Subsidiary, whether due for payment or not;

5.2.3 assume responsibility for the guarantee given by the Company in respect of the lease dated 11 July 1990 between Benchmark Shopfitting Limited, UB (Soyco) Limited and the Company (for the purposes of this clause
         5.2.3 and clause 7.13, the lease and the guarantee being referred to as the "Guaranteed Lease"). For the avoidance of doubt, by virtue of this clause 5.2.3 the Vendor shall assume full responsibility to defend, settle and discharge any claim or liability, whether by litigation, negotiation or otherwise arising by virtue of the Guaranteed Lease and the Purchaser's sole involvement with such claim or liability will be to tender the handling of such claim or liability to the Vendor;

5.2.4 cause the Directors to hold a meeting of the Board of the Company at which the Directors shall pass resolutions in the approved terms (inter alia) to:

5.2.4.1 approve the registration of the Purchaser as members of the Company subject only to the production of duly stamped and completed transfers in respect of the Sale Shares;

5.2.4.2 appoint such persons as the Purchaser may nominate as directors and secretary of the Company;

5.2.4.3 revoke all authorities to the bankers of the Company relating to bank accounts and to give authority to such persons as the Purchaser may nominate to operate the same; and

5.3      At Completion, the Purchaser shall:

5.3.1 allot the Consideration Shares to the Vendor, credited as fully paid, and deliver to the Vendor a duly executed share certificate in the name of the Vendor in respect of the Consideration Shares;


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

5.3.2 deliver to the Vendor's Solicitors certified copies of any powers of attorney under which any of the documents referred to in this clause
         5.3 is executed or other evidence satisfactory to the Vendor's Solicitors of the authority of the person signing on the Purchaser's behalf; and

5.3.3 deliver to the Vendor's Solicitors certified copies of the approvals referred to in clause 4.1.3 above.

5.3.4 deliver to the Vendor a letter confirming that the Vendor will not be liable for any claim against, or liability incurred by the Company and/or the Subsidiary, which arises from or is attributable to an act, omission, event, transaction or occurrence that takes place after Completion. For the avoidance of doubt, such letter shall also confirm that the Vendor will be liable for claims asserted against the Company and/or the Subsidiary, and for liabilities incurred by the Company and/or the Subsidiary which are attributable to any breach of the Warranties, whether such claims are asserted before or after the Completion Date.

5.4 Without prejudice to any other remedies available to the Purchaser, if in any respect the provisions of clause 5 are not complied with by the Vendor on the Completion Date the Purchaser may:

5.4.1 defer Completion to a date not more than 28 days after the Completion Date (and so that the provisions of this clause 5.4 shall apply to Completion as so deferred); or

5.4.2 proceed to Completion so far as practicable (without prejudice to its rights under this Agreement); or

5.4.3    rescind this Agreement.


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6.       Restriction of Vendor

6.1 The Vendor undertakes with the Purchaser (for itself and as trustee for the Company) that, except with the consent in writing of the Purchaser and subject to the provisions of clause 6.3:

6.1.1 for the period of two years after Completion it will not within any country in which the Company or the Subsidiary has carried on business during the year preceding Completion either on its own account or in conjunction with or on behalf of any person, firm or company carry on or be engaged, concerned or interested, directly or indirectly, whether as shareholder, director, employee, partner, agent or otherwise in carrying on any business which competes with the business carried on by the Company or the Subsidiary at Completion and in particular (but without limitation) the business of brewing, marketing, selling and distributing Beer (other than as a holder of shares in a company carrying on such a business where the shareholding is for investment purposes only and does not confer any control over the business in question);

6.1.2 for the period of two years after Completion it will not either on its own account or in conjunction with or on behalf of any other person, firm or company solicit or entice away or attempt to solicit or entice away from the Company or the Subsidiary the custom of any person, firm, company or organisation who shall at any time within the year preceding Completion have been a customer, identified prospective customer,
         representative,   agent,  or   correspondent  of  the  Company  or  the
         Subsidiary or in the habit of dealing with the Company or the Subsidiary or enter into any contract for sale and purchase or accept business from any such person, firm, company or organisation in a business area in which the Company or the Subsidiary competes as at the Completion Date;

6.1.3 for the period of two years after Completion it will not either on its own account or in conjunction with or on behalf of any other person, firm or company employ, engage, solicit, entice away or attempt to employ, engage, solicit or entice away from the Company or the Subsidiary any person employed in a managerial, supervisory, technical or sales capacity by, or engaged as a consultant to the Company or the Subsidiary at Completion or at any time during the period of six months immediately preceding Completion (whether or not such person would commit a breach of contract by reason of leaving such employment or engagement);

6.1.4 it will not at any time hereafter make use of or disclose or divulge to any person (other than to officers or employees of the Company or of the Subsidiary whose province it is to know the same) any Confidential Information (other than any information properly available to the public or disclosed or divulged pursuant to an order of a court of competent jurisdiction) relating to the Company or the Subsidiary, the identity of its customers and suppliers, its products, finance, contractual arrangements, business or methods of business and shall use its best endeavours to prevent the publication or disclosure of any such information by any person, firm or company with which it is connected;

6.1.5 if, in connection with the business or affairs of the Company or the Subsidiary, it shall have obtained Confidential Information belonging to any third party under an agreement purporting to bind the Company or the Subsidiary which contained restrictions on disclosure it will not without the previous written consent of the Board of Directors of the Purchaser at any time infringe such restrictions;

6.1.6 it will not at any time after the Completion Date in relation to any trade, business or company use a name or trade mark including the word "Kingfisher" or any word confusingly similar thereto in connection with a business of brewing or trading lager beer or a business substantially similar to such brewing or trading business carried out by the Company and/or the Subsidiary at Completion in such a way as to be capable of or likely to be confused with the name or any trade mark owned by or licensed to the Company or the Subsidiary.

         Except that nothing in this clause 6 shall preclude the Vendor either on its own account or in conjunction with or on behalf of any person, firm or company from directly or indirectly carrying on business to supply, manufacture, package, market and distribute Kingfisher lager beer or other Kingfisher products to importers and customers in territories outside the European Union, the United States of America and Canada and any other territories other than those referred to in the distribution agreement dated 9 October 1998 between UBSN Limited and the Company.

6.2 The Vendor shall procure that all companies and businesses directly or indirectly owned or controlled by it shall be bound by and observe the provisions of this clause 6 as if they were parties covenanting with the Purchaser in the same terms.

6.3 While the restrictions contained in this clause 6 are considered by the parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Purchaser but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

7.       Warranties

7.1 The Vendor represents, warrants and undertakes to and with the Purchaser that each of the statements set out in Schedule 5 is now and will at Completion be true and accurate.

7.2 The Warranties (other than Warranties 4.1 and 4.2 in respect of which no qualification is accepted) are given subject to matters fully, fairly and specifically disclosed in the Disclosure Letter but no other information relating to the Company or the Subsidiary of which the Purchaser has knowledge (actual or constructive) and no investigation by or on behalf of the Purchaser shall prejudice any claim made by the Purchaser under the Warranties or operate to reduce any amount recoverable, and liability in respect thereof shall not be confined to breaches discovered before Completion. No letter, document or other communication shall be deemed to constitute a disclosure for the purposes of this Agreement unless the same is accepted as such by the Purchaser and is expressly referred to in the Disclosure Letter.

7.3 The Vendor acknowledges that the Purchaser has entered into this Agreement in reliance upon the Warranties and has been induced by them to enter into this Agreement.

7.4 Without restricting the rights of the Purchaser or otherwise affecting the ability of the Purchaser to claim damages on any other basis available to it, in the event that any of the Warranties is broken or (as the case may be) proves to be untrue or misleading, the Vendor shall, on demand, pay (in a full indemnity basis) to the Purchaser or, at the Purchaser's direction, the Company or the Subsidiary:

7.4.1 the amount necessary to put the Company and the Subsidiary into the position which would have existed if the Warranties had not been broken or (as the case may be) had been true and not misleading; and

7.4.2 all costs and expenses incurred by the Purchaser, the Company and the Subsidiary as a result of such breach and any costs (including legal costs on a solicitor and own client basis), expenses or other liabilities which any of them may incur either before or after the commencement of any action in connection with (i) any legal proceedings in which the Purchaser claims that any of the Warranties has been broken or is untrue or misleading and in which judgement is given for the Purchaser or (ii) the enforcement of any settlement of, or judgement in respect of, such claim.

7.5 Each of the Warranties shall be separate and independent and, save as expressly provided to the contrary, shall not be limited by reference to or inference from any other Warranty or any other term of this Agreement.

7.6 Where any statement in the Warranties is qualified by the expression "so far as the Vendor is aware" or "to the best of the Vendor's knowledge and belief" or any similar expression, that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry of David Townshend in respect of Subsidiary and Gul Lodhi in respect of the Company.

7.7 The Vendor hereby agrees with the Purchaser (for itself and as trustee for the Company and the Subsidiary) to waive any rights which it may have in respect of any misrepresentation or inaccuracy in, or omission from, any information or advice supplied or given by the Company or the Subsidiary or its officers, employees or advisers in connection with the giving of the Warranties and the preparation of the Disclosure Letter save for any rights of the Vendor in respect of fraud.

7.8 The Vendor shall procure that (save only as may be necessary to give effect to this Agreement) neither it nor the Company or the Subsidiary shall do, allow or procure any act or omission before Completion which would constitute a breach of any of the Warranties if they were given at Completion or which would make any of the Warranties inaccurate or misleading if they were so given.

7.9 The Vendor hereby agrees to disclose promptly to the Purchaser in writing immediately upon becoming aware of the same, any matter, event or circumstance (including any omission to act) which may arise or become known to it after the date of this Agreement and before Completion which:

7.9.1    constitutes a breach of or is inconsistent  with any of the Warranties;
         or

7.9.2 has, or in the reasonable opinion of the Vendor is likely to have, an adverse effect on the financial position or prospects of the Company or the Subsidiary.

7.10 In the event of its becoming apparent on or before Completion that the Vendor is in breach of any of the Warranties or any other term of this Agreement the Purchaser may (without any liability on its part) rescind this Agreement by notice in writing to the Vendor's Solicitors.

7.11 The Vendor shall give to the Purchaser and its solicitors and accountants both before and after Completion all such information and documentation relating to the Company and the Subsidiary as the Purchaser shall reasonably require to enable it to satisfy itself as to the accuracy and due of observance of the Warranties.

7.12     The liabilities of the Vendor under the Warranties:

7.12.1 shall save in relation to paragraph 3 of Schedule 5 (the "Tax Warranties") cease after the second anniversary of the Completion Date except in respect of matters which have been the subject of a bona fide written claim made before such date by the Purchaser or the Purchaser's Solicitors to the Vendor or the Vendor's Solicitors;

7.12.2 shall in relation to the Tax Warranties and for the avoidance of doubt clause 8 being the Covenant in respect of Tax cease after the seventh anniversary of the Completion Date except in respect of matters which have been the subject of a bona fide written claim made before such date by the Purchaser or the Purchaser's Solicitors to the Vendor or the Vendor's Solicitors;

7.13 The Vendor agrees with the Purchaser (for itself and in trust for each member of the Purchaser's group, the Company and the Subsidiary) that it will indemnify and keep indemnified the Purchaser for the benefit of the Purchaser and in trust for each member of the Purchaser's group, the Company and the Subsidiary from and against any claims, costs, expenses, damages, losses of whatsoever nature (whether direct, indirect, consequential or loss of profit) arising suffered or incurred by any of them in relation to the Company's guarantee of the Guaranteed Lease.

7.14 If any sum payable by the Vendor under this clause 7 shall be subject to Tax (whether by way of deduction or withholding or direct assessment of the person entitled thereto) such payment shall be increased by such an amount as shall ensure that after deduction, withholding or payment of such Tax the recipient shall have received a net amount equal to the payment otherwise required hereby to be made.

7.15 The Vendor undertakes to indemnify the Purchaser or, at the Purchasers direction the Company or the Subsidiary, against any loss suffered by any or all of them as a result of the failure of the Company and the Subsidiary to be registered under the Data Protection Act 1998.

7.16 For the avoidance of doubt the terms of Schedule 8 to this Agreement shall limit the liability of the Vendor hereunder.

8.       Covenant in Respect of Tax

8.1      In this clause unless the context otherwise requires:

8.1.1 "event" includes (without limitation) any omission, event, action or transaction whether or not the Company or the Subsidiary is a party thereto, the death of any person, a change in the residence of any person for any Tax purpose, a failure to make sufficient dividend payments to avoid an apportionment or deemed distribution of income and the entering into and completion of this Agreement and references to the result of events on or before the Completion Date shall include the combined result of two or more events one or more of which shall have taken place on or before the Completion Date;

8.1.2 "relief" includes (without limitation) any relief, allowance, credit, set off, deduction or exemption for any Tax purpose;

8.1.3 reference to income or profits or gains earned, accrued or received shall include income or profits or gains deemed to have been or treated as or regarded as earned, accrued or received for the purposes of any legislation;

8.1.4 reference to any Tax liability shall include not only any liability to make actual payments of or in respect of Tax but shall also include:

8.1.4.1 the loss or reduction in the amount, or the setting off against income, profits or gains, or against any Tax liability for which no provision has been made in preparing the Accounts, of any relief which would (were it not for the said loss, reduction or setting off) have been available to the Company or the Subsidiary and which has been taken into account in computing (and so eliminating or reducing) any provision for deferred Tax which appears (or which but for such relief would have appeared) in the Accounts;

8.1.4.2 the loss or reduction in the amount of, or the setting off against any Tax liability for which no provision has been made in preparing the Accounts, of a right to repayment of Tax which has been treated as an asset of the Company or the Subsidiary in preparing the Accounts; and

8.1.4.3 the loss or reduction in the amount of, or the setting off against income, profits or gains earned, accrued or received on or before Completion, or against any Tax liability of any relief which is not available before Completion but which arises in respect of an event occurring after Completion in circumstances where, but for such loss, reduction or setting off, the Company or the Subsidiary would have had a Tax liability in respect of which the Purchaser would have been able to make a claim under this clause 8;

         and in such a case the amount of Tax which could otherwise be saved or relieved, by the relief so lost, reduced or set off (calculated by reference to the rates of Tax in force at the date of this Agreement) or the amount of repayment which would otherwise have been obtained shall be treated as the amount of a Tax liability which has arisen;

8.1.5 reference to a payment in respect of Tax includes (without limitation) a payment for the surrender of losses or other amounts by way of group relief (within the meaning of Section 402 of the Taxes Act) or for the surrender of advance corporation tax or for the transfer of any other relief, a repayment of any such payment and a payment by way of reimbursement, recharge, indemnity or damages.

8.2 Subject as hereinafter provided, the Vendor hereby covenants with and undertake to pay to the Purchaser (for itself and as trustee for its successors in title) a sum equal to the amount of:

8.2.1 any Tax liability of the Company or the Subsidiary resulting from or by reference to any income, profits or gains earned accrued or received on or before the Completion Date or any event on or before the Completion Date whether alone or in conjunction with other circumstances and whether or not such Tax is chargeable against or attributable to any other person; and

8.2.2 any Tax liability of the Company or the Subsidiary that arises after Completion as a result of an act, omission or transaction by a person other than the Company or the Subsidiary and which liability to Tax falls upon the Company or the Subsidiary as a result of its having been in the same group for Tax purposes as that person at any time before Completion; and

8.2.3 all costs and expenses which are incurred by the Purchaser or the Subsidiary in connection with any of the matters referred to in this clause 8 or in taking or defending any action under the covenants contained in this clause 8 (including, without prejudice to the generality of the foregoing, all legal and other professional fees and disbursements).

8.3      The covenants contained in clause 8 do not apply to any liability:

8.3.1 to the extent that provision or reserve in respect thereof has been made in the Accounts or to the extent that payment or discharge of such liability has been taken into account therein;

8.3.2 in respect of which provision or reserve has been made in the Accounts which is insufficient only by reason of any increase in rates of Tax made after the Completion Date with retrospective effect.

8.4 If the Purchaser shall become aware of any assessment, notice, demand or other document issued or action taken by or on behalf of any person, authority or body from which it appears that the Company or the Subsidiary has or may have a liability in respect of which a claim could be made under this clause, it shall give written notice thereof to the Vendor and shall (if the Vendor shall indemnify and secure the Purchaser and the Company and the Subsidiary as applicable to the Purchaser's reasonable satisfaction against any liabilities, costs, damages or expenses which may be incurred thereby) take such action and procure that the Company and/or the Subsidiary shall take such action as the Vendor may reasonably request to dispute, resist or compromise the liability; provided that neither the Company nor the Subsidiary nor the Purchaser shall be required to take any such action unless the Vendor shall have produced to them the opinion of leading Counsel practising in the relevant area of law that such action is reasonable and provided also that neither the Company and/or the Subsidiary nor the Purchaser shall in any event be required to take any steps which would require any admission of guilt or liability relating to matters connected with the claim in question or which would affect the future conduct of the business of the Purchaser or the Company or the Subsidiary or any subsidiaries of the Purchaser or affect the rights or reputations of any of them.

8.5      The due date for the making of payments under this clause 8 shall be:

8.5.1 where the payment relates to a liability of the Company or the Subsidiary to make an actual payment of or in respect of Tax, the date which is seven days before the date on which such actual payment is due to be made to the relevant authority;

8.5.2 where the payment relates to a matter falling within clause 8.1.4.1 or 8.1.4.3, the date falling seven days after the Vendor has been notified by the Purchaser that the auditors for the time being of the Company or the Subsidiary have certified at the request of the Purchaser, the Company or the Subsidiary that the Vendor has a liability for a determinable amount under clause 8.2; and

8.5.3 where the payment relates to a matter falling within clause 8.1.4.2 the date on which the repayment of Tax would otherwise have been due to be made; and

8.5.4 in the case of costs and expenses within clause 8.2.4 the date on which such costs and expenses are incurred.

8.6 If any payment due to be made by the Vendor under this clause is not made on the due date for payment thereof the same shall carry interest from such due date of payment until actual payment at the rate of 4 per cent above the Base Rate from time to time of National Westminster Bank PLC, compounded on the last days of March, June, September and December in each year.

8.7 If any sum payable by the Vendor under this clause 8 (other than interest under clause 8.6) shall be subject to Tax (whether by way of deduction or withholding or direct assessment of the person entitled thereto) such payment shall be increased by such an amount as shall ensure that after deduction, withholding or payment of such Tax the recipient shall have received a net amount equal to the payment otherwise required hereby to be made.

8.8 The Vendor shall give all such assistance and provide such information as the Purchaser shall reasonably request from time to time for the purpose of enabling the Purchaser or the Subsidiary to make returns and provide information as required to any Tax authority and to negotiate any liability to Tax.

9.       Pensions

The Company operates the Pension Scheme in respect of the Directors and employees of the Company and the Subsidiary.

10.      Restriction on Announcements

Each of the parties to this Agreement undertakes that whether before or after Completion it will not (save as required by law or by any securities exchange or any supervisory or regulatory body to whose rules any party to this Agreement is subject in which case, if practicable, the announcements will be circulated to the other party prior to disclosure) make any announcement in connection with this Agreement unless the other parties shall have given their respective consents to such announcement (which consents may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions).

11.      Pre-Completion Obligations

11.1 As from the date of this Agreement, the Vendor shall give and shall procure that the Purchaser and/or any persons authorised by it will be given such access to the premises and all books, title deeds, records and accounts of the Company and the Subsidiary as the Purchaser may reasonably request and be permitted to take copies of any such books, deeds, records and accounts and that the Directors and employees of the Company and the Subsidiary shall be instructed to give promptly all such information and explanations to any such persons as aforesaid as may be requested by it or them.

11.2 The Vendor shall procure that, from the date of this Agreement until Completion, the Company shall not other than in the ordinary course of business, without the prior written consent of the Purchaser:

11.2.1 enter into or vary any contract nor assume any liability which is outside the ordinary or proper course of its business or which is long term, unusual or onerous;

11.2.2   enter  into  any  single   capital   commitment  in  a  sum  in  excess
         of(pound)75,000 (whether by way of purchase, lease, hire purchase or otherwise);

11.2.3 make any material change in the nature, scope or organisation of its business nor dispose of the whole of its undertaking or property or a substantial part thereof;

11.2.4 acquire or form any subsidiary nor acquire any shares in any company nor acquire the whole or any substantial part of the undertaking assets or business of any other company or any firm or person or enter into any joint venture or partnership with any other person;

11.2.5 make any loans or grant any credit (other than credit given in the normal course of trading and advances made to employees against expenses incurred by them on its behalf);

11.2.6 borrow any money (except borrowings from its bankers not exceeding (pound)75,000) or make any payments out of or drawings on its bank accounts (except payments in the ordinary course of business);

11.2.7   enter into any guarantee, indemnity or surety;


11.2.8 employ or engage, or make any offer of employment or engagement to, any senior employee or consultant on a salary or consultancy fee of (pound)35,000 or more a year or make any changes (whether immediate, conditional or prospective) in the terms of employment (including, without limitation, in the amount or basis of the emoluments or benefits) of any of its employees or in any arrangements with its consultants;

11.2.9 enter into any agreement, arrangement or understanding with any trade union, works council, staff association or other employee representative body in respect of any of the employees or directors of the Company;

11.2.10 acquire or dispose of or grant any option or right of preemption in respect of any material asset or any interest nor give nor receive any service otherwise than at market value;

11.2.11 acquire or dispose of any freehold or leasehold property or grant any lease or third party right in respect of the Property;

11.2.12 negotiate or agree any review of rent in respect of any lease of any of the Property;

11.2.13 enter into any leasing, hire purchase agreement or any agreement or arrangements for payment on deferred terms;

11.2.14 grant or enter into any licence, franchise or other agreement or arrangement concerning any part of its name, trading names or know-how;

11.2.15  declare, make or pay any dividend or distribution;

11.2.16  incur or pay any management charges;

11.2.17 permit any of its insurances to lapse or do anything which would make any policy of insurance void or voidable;

11.2.18  make any payments to the Vendor;

11.2.19 apply for, surrender or agree any variations to any Environmental Licences;

11.2.20  agree, conditionally or otherwise, to do any of the foregoing.

11.3 As soon as reasonably practicable after the date of this Agreement, Purchaser shall prepare and file with the SEC the Proxy Statement in accordance with the requirements of the Exchange Act, pursuant to which the Purchaser solicits the proxies of the Purchaser's shareholders to approve the execution, delivery and performance of this Agreement and the transactions contemplated herein. Purchaser shall use its reasonable efforts to have the Proxy Statement approved by the SEC as promptly as possible after the filing thereof, and, as soon as reasonably practicable following receipt of such approval, Purchaser shall mail a copy of the Proxy Statement to each of its shareholders. Purchaser shall also use its reasonable efforts to obtain any and all permits and approvals required under applicable United States state securities or "blue sky" laws and regulations for the execution, delivery and performance of this Agreement, and the transactions contemplated herein, as soon as reasonably practicable after the date of this Agreement.

11.4 The Vendor undertakes that it will provide and cause the Company to provide, such information and any other assistance as the Purchaser may reasonably require in order to prepare and file the Proxy Statement.

11.5 The Vendor undertakes that none of the information supplied, or to be supplied, by the Vendor and/or the Company to the Purchaser for purposes of inclusion or incorporation by reference into the Proxy Statement, or any amendment or supplement thereto, will (i) at the date of filing of the Proxy Statement with the SEC; (ii) at the time of mailing of the Proxy Statement to the Purchaser's shareholders; or
         (iii) at the time of any meetings of the Purchaser's shareholders to be held to consider the transactions contemplated in this Agreement, contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein not misleading, in light of the circumstances under which such statements were made.

         If, at any time prior to the Completion Date, any material event should occur, or Vendor should discover any material facts, relating to the Vendor, the Company, the Subsidiary, or any officer or director thereof, which should be set forth in a supplement to the Proxy Statement, the Vendor shall provide prompt written notice thereof to the Purchaser, and shall provide the Purchaser with (i) all relevant information pertaining to such event or facts; and (ii) all assistance reasonably requested by the Purchaser in connection with the preparation and filing of such supplement to the Proxy Statement.

12.      Confidentiality of Information Received by the Vendor

12.1 The Vendor undertakes with the Purchaser that it shall treat as strictly confidential all information received or obtained by it or its employees, agents or advisers as a result of entering into or performing this Agreement including information relating to the provisions of this Agreement, the negotiations leading up to this Agreement, the subject matter of this Agreement and the business or affairs of the Purchaser or any member of the Purchaser's group and subject to the provisions of clause 12.3 that it will not at any time hereafter make use of or disclose or divulge to any person any such information and shall use its reasonable endeavours to prevent the publication or disclosure of any such information.

12.2 The Purchaser undertakes with the Vendor that it shall treat as strictly confidential all information received or obtained by it or its employees, agents or advisers relating to the business or affairs of the Vendor and the terms of this Agreement and subject to the provisions of clause 12.3 that it will not at any time hereafter make use of or disclose or divulge to any person any such information and shall use its best endeavours to prevent the publication or disclosure of such information and in the event that this Agreement is rescinded the Purchaser shall forthwith deliver to the Vendor and procure the delivery by its advisors of all documents, records and copies thereof containing Confidential Information in respect of the Company and/or Subsidiary and/or its business.

12.3 The restrictions contained in clauses 12.1 and 12.2 shall not apply so as to prevent any party from making any disclosure required by law or by any securities exchange or supervisory or regulatory or governmental body pursuant to rules to which such party is subject or from making any disclosure to any professional adviser for the purposes of obtaining advice (provided always that the provisions of this clause 12 shall apply to and the relevant party shall procure that they apply to and are observed in relation to, the use or disclosure by such professional adviser of the information provided to him) nor shall the restrictions apply in respect of any information which comes into the public domain otherwise than by a breach of this clause 12 by any party.

13.      Guarantee and Indemnity by Guarantor

13.1 In consideration of the Purchaser entering into this Agreement the Guarantor hereby unconditionally and irrevocably guarantees to the Purchaser the due and punctual performance and observance by the Vendor of the Warranties and indemnities and covenants under or pursuant to this Agreement and agrees to indemnify the Purchaser against all losses, damages, costs and expenses (including legal costs and expenses) which the Purchaser may suffer through or arising from any breach by the Vendor of such obligations, commitments, warranties, undertakings, indemnities or covenants. The liability of the Guarantor as aforesaid shall not be released or diminished by any arrangements or alterations of terms (whether of this Agreement or otherwise) or any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

13.2 If and whenever the Vendor defaults for any reason whatsoever in the performance of any obligation or liability undertaken or expressed to be undertaken by it under or pursuant to this Agreement, the Guarantor shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the obligation or liability in regard to which such default has been made in the manner prescribed by this Agreement (as the case may be) and so that the same benefits shall be conferred on the Purchaser, the Company or the Subsidiary as it would have received if such obligation or liability had been duly performed and satisfied by the Vendor. The
         Guarantor hereby waives any rights which it may have to require the Purchaser to proceed first against or claim payment from the Vendor to the intent that as between the Purchaser and the Guarantor the latter shall be liable as principal debtor as if it had entered into all undertakings, agreements and other obligations jointly and severally with the Vendor.

13.3 This guarantee and indemnity is to be a continuing security to the Purchaser for the Warranties, indemnities and covenants on the part of the Vendor under or pursuant to this Agreement notwithstanding any settlement of account or other matter or thing whatsoever.

13.4 This guarantee and indemnity is in addition to and without prejudice to and not in substitution for any rights or security which the Purchaser may now or hereafter have or hold for the performance and observance of the obligations, commitments, undertakings, covenants, indemnities and warranties of the Vendor under or in connection with this Agreement.

13.5 In the event of the Guarantor having taken or taking any security from the Vendor in connection with this guarantee and indemnity, the Guarantor hereby undertakes to hold the same in trust for the Purchaser pending discharge in full of all the Guarantor's obligations under this Agreement. The Guarantor shall not, after any claim has been made pursuant to this clause 13, claim from the Vendor any sums which may be owing to it from the Vendor or have the benefit of any set-off or counter-claim or proof against or dividend, composition or payment by the Vendor until all sums owing to the Purchaser in respect hereof shall have been paid in full.

13.6 As a separate and independent stipulation, the Guarantor agrees that any obligation expressed to be undertaken by the Vendor under this Agreement (including, without limitation, any moneys expressed to be payable under this Agreement) which may not be enforceable against or recoverable from the Vendor by reason of any legal limitation, disability or incapacity of any of them or any other fact or circumstance shall nevertheless be enforceable against or recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor were sole or principal obligor in respect thereof and shall be performed or paid by the Guarantor on demand.

14.      Costs

14.1 Each party to this Agreement shall pay its own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made.

14.2 The Vendor confirms that no expense of whatever nature relating to the sale of the Sale Shares has been or is to be borne by the Company and/or the Subsidiary.

15.      General

15.1 This Agreement shall be binding upon and enure for the benefit of the estates, personal representatives or successors of the parties.

15.2 This Agreement (together with any documents referred to herein or executed contemporaneously by the parties in connection herewith)
         constitutes the whole agreement between the parties hereto and supersedes any previous agreements or arrangements between them relating to the subject matter hereof; it is expressly declared that no variations hereof shall be effective unless made in writing signed by duly authorised representatives of the parties.

15.3 All of the provisions of this Agreement shall remain in full force and effect notwithstanding Completion (except insofar as they set out obligations which have been fully performed at Completion).

15.4 If any provision or part of a provision of this Agreement shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

15.5 Any right of rescission conferred upon the Purchaser hereby shall be in addition to and without prejudice to all other rights and remedies available to it (and, without prejudice to the generality of the foregoing, shall not extinguish any right to damages to which the Purchaser may be entitled in respect of the breach of this Agreement) and no exercise or failure to exercise such a right of rescission shall constitute a waiver by the Purchaser of any such other right or remedy. The Purchaser shall have no right to rescind this Agreement after Completion.

15.6 No failure of the Purchaser to exercise, and no delay or forbearance in exercising, any right or remedy in respect of any provision of this Agreement shall operate as a waiver of such right or remedy.

15.7 Upon and after Completion the Vendor shall do and execute or procure to be done and executed all such further acts, deeds, documents and things as may be necessary to give effect to the terms of this Agreement and to place control of the Company and the Subsidiary in the hands of the Purchaser and pending the doing of such acts, deeds, documents and things the Vendor shall as from Completion hold the legal estate in the Sale Shares in trust for the Purchaser.

15.8 At the request of the Purchaser, the Vendor shall execute under seal a power of attorney in favour of the Purchaser or such person as may be nominated by the Purchaser generally in respect of the Sale Shares and in particular to enable the Purchaser (or its nominees) to attend and vote at General Meetings of the Company.

15.9 This Agreement may be executed in one or more counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart and each such counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same instrument.

15.10 This Agreement may not be assigned by any party without the prior written consent of the other parties. Notwithstanding the foregoing, the Purchaser may, without the consent of the other parties hereto, assign any or all of its rights and delegate its obligations to the extent that it has obligations, or any part thereof but the assignee shall be in no better position than the Purchaser hereunder, to:

15.10.1  a newly  formed  Delaware  Corporation,  as part of a  liquidation  and reincorporation of the Purchaser in Delaware, in anticipation of listing of the Purchaser's shares on the NASDAQ (National Association of Securities Dealers Automated Quotations) small capitalisation market; and/or

15.10.2 any affiliate of the Purchaser, as part of a corporate reorganisation undertaken for bona fide business purposes, such as tax planning restructuring.

16.      Notices

16.1 Save as otherwise provided in this Agreement any notice, demand or other communication to be served under this Agreement shall be in writing in the English language and shall be served upon any party hereto only by posting by first class post (if to an address in the same country) or air mail (if to an address in a different country) or delivering the same by hand or by courier, to its address given or referred to in this clause or sending the same by facsimile transmission to the number given in this clause for the addressee or at such other address or number as it may from time to time notify in writing to the other parties hereto.

16.2 A notice, demand or other communication served by first class post shall be deemed duly served on an address in the same country 48 hours (disregarding days which are not business days) after posting, a notice, demand or other communication served by air mail shall be deemed duly served on an addressee in a different country five business days after posting and a notice, demand or other communication sent by facsimile transmission shall be deemed to have been served at the time of transmission (save that if the transmission occurs after 6.00 p.m. the notice, demand or other communication shall be deemed to have been served at 8.30 a.m. on the next business day following transmission) and in proving service of the same it will be sufficient to prove, in the case of a letter, that such letter was left at or delivered to the correct address of the party to be served as provided in this Agreement or, in the case of properly stamped or franked first class post or air mail, addressed to the address of the party to be served given in this clause and placed in the post and, in the case of facsimile transmission, that such facsimile was duly transmitted to the number of the party to be served given in this clause and an electronic acknowledgement was received.

16.3     All  notices,   demands  or  other   communications  given  under  this
         Agreement, shall be given to the following addresses:

                       If to the Vendor:          Mr. Jay Vallabh
                                                  Director
                                                  Inversiones Mirabel, S.A.
                                                  Hong Kong Bank Building
                                                  6th Floor
                                                  Samuel Lewis Avenue
                                                  P.O. Box 6-4298
                                                  El Dorado
                                                  Panama City

                                                 Administrative Offices
                                                  ----------------------
                                                  Mr. Jay Vallabh
                                                  Director
                                                  Inversiones Mirabel, S.A.
                                                  C/O CAS. S.A.
                                                  P.O. Box 567
                                                  12-14 Avenue Reverdil
                                                  CH-1260 Nyon, Switzerland
                       Telephone Number:          011 41 22 994 2880
                       Fax Number:                011 41 22 994 2888
                       Contact:                   Tanya Tamone

                       If to the Purchaser:       Mr. Jerome G. Merchant
                                                  Director
                                                  Mendocino Brewing Company

                                                  3 Harbor Drive #115
                                                  Sausalito, CA 94965
                       Telephone Number:          001 415 289 1400 Extension 109
                       Fax Number:                001 415 289 1409
                       Contact:                   Victoria Shepherd

                       If to the Guarantor:       CAS Nominees Limited
                                                  Celtic House
                                                  Victoria Street
                                                  Douglas
                                                  Isle of Man

                       Telephone Number:          00 41 22 994 28 80
                       Fax Number:                00 41 22 994 28 88
                       For the attention of:      J. Vallabh

16.4 For the purposes of this clause "business day" means a day (other than a Saturday or a Sunday) on which banks are generally open for business in London.

17.      Governing Law and Submission to Jurisdiction

This Agreement shall be governed by and construed in accordance with English law and the parties hereto submit to the non-exclusive jurisdiction of the English courts for the purpose of enforcing any claim arising hereunder. The Vendor hereby irrevocably appoints the Vendor's Solicitors to be its agent for service of process in England.

                                   SCHEDULE 1

                                   The Vendor

                     (1)                                      (2)
              Name and Address                       Number of Sale Shares
                  of Vendor

          INVERSIONES MIRABEL, S.A.                         100,000

           Hong Kong Bank Building
                  6th Floor

             Samuel Lewis Avenue
               P.O. Box 6-4298
                  El Dorado
                 Panama City

                                   SCHEDULE 2

                             Details of the Company

THE COMPANY

UNITED BREWERIES INTERNATIONAL (UK) LIMITED

1.       Registered number:
         1688201

2.       Address of registered office:
         75 Westow Hill
         Crystal Palace
         London SE19 1TX

3.       Date and place of incorporation:
         21 December 1982   -   England and Wales

4.       Authorised share capital:
         (pound)500,000

5.       Issued share capital:
         100,000 shares of (pound)1 each

6.       Directors:
         Villivalam Sampath Kumar
         Gul Mohammad Khan Lodhi
         Mavila Krishnan Nambiar

7.       Secretary:
         Gul Mohammad Khan Lodhi

8.       Accounting Reference Date:
         31 December

9.       Auditors:
         J.M. Shah and Company

                                   SCHEDULE 3

                                 The Subsidiary

Name of Subsidiary:  UBSN LIMITED

Registered Number:   2367133

Date and place of Incorporation:   31 March 1989  -  England and Wales

Address of Registered Office: 75 Westow Hill, Crystal Palace, London SE19 1TX


Directors:

Deepak Anand

Brian Keith Colin Dozey

Kalyan Ganguli

Dr. Vijay Mallya

David Royston Townshend


Secretary: Gul Mohammad Khan Lodhi

Auditors:   Ernst & Young

Accounting Reference Date:  31 December

Authorised Share Capital:(pound)250,000 divided into 125,000 `A' ordinary shares of (pound)1 each and 125,000 `B' ordinary shares of(pound)1 each.

Issued Share Capital: 250,000 shares divided into 125,000 `A' ordinary shares of (pound)1 each and 125,000 `B' ordinary shares of(pound)1 each.

Registered Shareholders & identity of beneficial owners:

United Breweries International (UK) Limited 125,000 `A' ordinary shares and 125,000 `B' ordinary shares.

                                   SCHEDULE 4

                                  The Property

Description
of Property:               Lease of ground floor offices at White Horse West
                             Street, Faversham Kent

Date and Term
of Lease:                  23.11.98, six years from 23.11.98

Landlord:                  Shephard Neame Limited

Tenant:                    UBSN Limited

Surety:                    None

Annual Rental:             (pound)7000 p.a

Next Rent Review:          25.6.01

Present Use:               Offices

                                   SCHEDULE 5

                                   Warranties

In this Schedule unless the context otherwise indicates each of the Warranties shall be deemed to be repeated mutatis mutandis in relation to the Subsidiary.

1.       The Accounts

1.1 The Accounts have been prepared in accordance with the requirements of all relevant statutes and with good and generally accepted accountancy principles and practice and show a true and fair view of the state of affairs of the Company and of its results and profits for the financial period ending on the Accounting Date and:

1.1.1 depreciation of the fixed assets of the Company has been made at a rate sufficient to write down the value of such assets to nil not later than the end of their useful working lives;

1.1.2 slow-moving stock has been written down appropriately and unrecoverable work in progress and redundant and obsolete stock has been wholly written off and the value attributed to the remaining stock did not exceed the lower of cost or net realisable value at the Accounting Date on a going concern basis;

1.1.3 the Company's stock in trade and work in progress has been valued on a basis in all material respects consistent with that adopted for the purpose of the Company's audited accounts in respect of the beginning and end of each of the last three preceding accounting periods.

1.2 The Accounts disclose and make full provision or reserve for all actual liabilities.

1.3 The Accounts disclose and make full provision or reserve for or note all contingent, unquantified or disputed liabilities, capital or burdensome commitments and deferred Tax.

1.4 Full provision or reserve has been made in the Accounts for all Tax in respect of all accounting periods ended on or before the Accounting
         Date for which the Company was then or might at any time thereafter become or have become liable including (without limitation) Tax:

1.4.1 on or in respect of or by reference to the profits, gains or income for any period ended on or before the Accounting Date; or

1.4.2    in  respect  of  any  event  before  the   Accounting   Date  including
         distributions made and charges on income on or before such date.

1.5 The bases and policies of accounting of the Company (including depreciation) adopted for the purpose of preparing the Accounts are the same as those adopted for the purpose of preparing the audited accounts of the Company for each of the last three preceding accounting periods.

1.6 The profits and losses of the Company shown by the Accounts and for the last three preceding accounting periods have not in any material respect been affected by any unusual or non-recurring or exceptional item or by any other matter which has rendered such profits or losses unusually high or low.

1.7 None of the amounts shown in the Accounts in respect of non-group debtors is represented by debts which were then or are now more than three months overdue for payment and none of the same has been released or settled for an amount less than that shown in the Accounts. All of the Company's book debts, whether shown in the Accounts or arising since the Accounting Date, are valid and have realised the nominal amount thereof.

1.8 The Company has not factored any of its debts or entered into any financing arrangement of a type which would not require to be shown or reflected in the Accounts.

1.9      Except as disclosed in the Accounts there are:

1.9.1 no loans, guarantees, material undertakings, material commitments on capital account, entered into or incurred by or on behalf of the Company;

1.9.2 no mortgages, charges, liens or other similar encumbrances on the assets of the Company or any part thereof; and

1.9.3    no outstanding loan capital or other loans to the Company.

2.       Management Accounts

The Management Accounts have been prepared in accordance with the accounting policies of the Company which are set out in the Disclosure Letter and on a consistent basis with the monthly management accounts of the Company and show a fair view of the assets and liabilities and profits and losses of the Company as at and to 30 September 2000.

3.       Tax, Records and Returns

3.1 No event, act, transaction or omission has occurred or shall occur between the Accounting Date and Completion which could give rise to a claim under the terms of clause 8 of the Agreement.

3.2 All returns, computations (including, for the avoidance of doubt, those tax computations attached to the Disclosure Letter), notices and information made or provided or required to be made or provided by the Company for any Tax purpose have been made or given within the requisite periods and on a proper basis and when made were true and accurate in all material respects and are up to date and none of them is or is likely to be the subject of any dispute with any Tax authority.

3.3 The Company has not without the prior consent of H.M. Treasury entered into any of the transactions specified in Section 765 of the Taxes Act and the Disclosure Letter contains details of all transactions effected by the Company in respect of which any consent or clearance from the Inland Revenue or H.M. Treasury or other governmental authority was required or was sought.

3.4 The Company has paid all Tax which it has become liable to pay on or before the date hereof.

3.5 Within the preceding period of seven years the Company has not paid or become liable to pay any fine, penalty, surcharge or interest in relation to Tax.

3.6 The Company is and has always been resident in the United Kingdom for Tax purposes and has never been resident for Tax purposes in any other jurisdiction.

3.7 The Company is not and has never been a close company within the meaning of Section 414 of the Taxes Act.

3.7.1 No loan or advance within Sections 419 to 422 of the Taxes Act has ever been made by the Company nor has the Company released or written off or agreed to release or write off the whole or any part of such loan or advance.

3.7.2 No distribution within Section 418 of the Taxes Act has ever been made by the Company.

3.7.3    The Company is a close investment-holding company.

3.8 The Subsidiary and not the Company carries on activities which are a trade for the purposes of United Kingdom Tax and has not ceased and will not as a result of any agreement entered into on or before Completion cease to carry on such activities.

3.9 The Company has never carried on a trade for Tax purposes other than the trade which the Company will be carrying on at Completion.

3.10 Other than the group of companies comprising the Vendor, the Company and the Subsidiary, the Company is not and has never been a member of a group of companies for Tax purposes.

3.11 Full particulars of all elections made by the Company under Section 247 of the Taxes Act and now in force are set out in the Disclosure Letter and the Company has not given and does not intend to give any notice under Sub-section (3) of that Section in relation to any dividend.

3.12 Full particulars of all surrenders made or agreed to be made by or to the Company under the provisions of Sections 240 and 402 to 412 of the Taxes Act and of all payments made or agreed to be made by or to the Company for or in consideration of any such surrenders are set out in the Disclosure Letter and no such surrenders or payments will be made on or prior to Completion.

3.13 The Company has not received any payment in respect of any surrender made or agreed to be made under the provisions of Sections 240 and 402 to 412 of the Taxes Act which whether or not as a result of the entry into or completion of this Agreement may be liable to be refunded in whole or in part.

3.14 There are no arrangements in existence which whether or not taken together with the entry into and completion of this Agreement would result in the provisions of Section 240(11) or Section 410 of the Taxes Act applying to the Company and any other company.

3.15 The Company is neither a creditor nor a debtor in respect of a loan which is not a normal commercial loan as defined in paragraph 1 of
         Schedule 18 to the Taxes Act.

3.16 No rents, interest, annual payments, emoluments or other sums of an income nature paid or payable by the Company or which the Company is under an obligation to pay in the future are or (under the law as presently in force) may be wholly or partially disallowable as deductions or charges in computing profits or against profits for Tax purposes.

3.17 Full details of all unrelieved Tax losses, management expenses, charges on income, advance corporation tax or excess franked investment income available to the Company are set out in the Disclosure Letter.

3.18 During the period of three years ending with the Accounting Date and during the period between the Accounting Date and the Completion Date there has been and will be no major change in the nature or conduct of a trade or business of the Company within the meaning of Sections 245, 768 or 768A of the Taxes Act or Schedule 7A to the TCGA nor has the scale of the activities in such a trade become small or negligible.

3.19 No debt owed by the Company to which Section 94 of the Taxes Act applied has within the preceding period of six years been released.

3.20 The Company has no assets or liabilities which are qualifying assets or qualifying liabilities within Section 153 of the Finance Act 1993.

3.21 The Company has not made and is not entitled to make any claim under Sections 24, 48, 253, 254, 279 or 280 of the TCGA or Sections 584 or 585 of the Taxes Act.

3.22 No act or transaction has been or will, on or before Completion, be effected by the Company, the Vendor or any other person (including the sale of the Sale Shares), in consequence of which the Company is or may be held liable for Tax primarily chargeable against some other person.

3.23 The Company has made all deductions and withholdings which it is obliged or entitled to make in respect, or on account, of any Tax from any payments and has duly accounted in full to the appropriate authority for all amounts so deducted or withheld.

3.24     [Not used]

3.25     [Not used]

3.26     [Not used]

3.27 The Company is not under any obligation to make any payment of interest or any annual payment for which no relief will be received, whether as a deduction or charge on income by reason of Section 125 of the Taxes Act or otherwise, and no such payments have been made since the Accounting Date.

3.28 The Company has not made any distribution (within the meaning of Section 209 of the Taxes Act) other than the payment of dividends, there is outstanding no loan to the Company on which any interest paid would be such a distribution and the Company is not under an obligation to make any distribution in the future.

3.29 The Company has not at any time made a repayment of capital within the meaning of Section 209 of the Taxes Act nor capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities any profits or reserves of any class or description or passed or agreed to pass any resolution to do so, nor has it provided capital to any company on terms that such company has in consideration issued shares, loan stock or other securities where the terms of the capitalisation were otherwise than by way of a transaction made at arm's length or where the shares, loan stock or other securities acquired are shown in the Accounts at a value in excess of their market value at the time of acquisition.

3.30 The Company has not been engaged in or been a party to any of the transactions set out in Sections 213 to 218 of the Taxes Act nor has it made or received a chargeable payment as defined therein.

3.31 The Company has not entered into or been engaged in or been a party to any transaction or series of transactions or scheme or arrangement of which the main purpose or one of the main purposes was the avoidance or deferral of Tax or a reduction in the liability to Tax of the Company.

3.32 The Company has not done anything which could give rise to an assessment under Sections 703, 776 or 779 to 786 inclusive of the Taxes Act.

3.33 The Company has not within the preceding period of six years done or omitted to do or agreed to do nor permitted to be done any act nor suffered any occurrence (other than a sale of an asset at a price equal to its market value) as a result of which any disposal value has been or may be required to be brought into account under Section 24 of the CAA.

3.34 The Company has not within the preceding period of six years done nor has it omitted to do nor agreed to do nor permitted to be done any act nor has it suffered any occurrence as a result of which any balancing charge has arisen or may arise under Section 4 of the CAA.

3.35 The Company has not taken a lease nor granted a lease of any assets in respect of which an election has been made under Sections 53 or 55 of the CAA.

3.36 The Disclosure Letter with specific reference to this warranty 3.41 sets out full details of any lease of any interest in land or plant or machinery to which the Company as lessee was or has become a party where the rent payable by the Company is or may be liable to adjustment in the event of changes in legislation relating to Tax.

3.37 All plant or machinery held by the Company on lease is and has at all times been used for a qualifying purpose in the requisite period in accordance with Chapter II Part V of the CAA and was purchased by the relevant lessor as principal acting for itself and without the intervention or agency of the Company or any person acting on its behalf.

3.38 The Company has elected or has been treated as having elected that all disposals made by it fall outside Section 35(3) of the TCGA.

3.39 The Company does not own any debt on a security or other debt in respect of which a chargeable gain may arise on a disposal of the debt.

3.40 The Company is not a creditor in relation to any such loan relationship as is referred to in Section 92 of the Finance Act 1996 nor is it a party to any such loan relationship as is referred to in Section 93 thereof.

3.41 The Company does not owe any amount in respect of which the provisions of paragraph 2 of Schedule 9 to the Finance Act 1996 may be applied.

3.42 The Company is not a debtor in relation to any loan relationship which has an "unallowable purpose" within the meaning of paragraph 13 of
         Schedule 9 to the Finance Act 1996.

3.43 The Company has not acquired or disposed of any asset in circumstances where Section 17 of the TCGA applies.

3.44 The Company has not appropriated any trading stock to fixed assets or vice versa.

3.45 On a disposal of all of its assets by the Company for (in the case of each asset owned by the Company at the Accounting Date) a consideration equal to the value attributed to that asset in preparing the Accounts or (in the case of each asset acquired since the Accounting Date) a consideration equal to the actual consideration given for the acquisition then (in the case of each asset so owned) the liability to Tax (if any) which would be incurred by the Company would not exceed the amount (if any) taken into account in respect of that asset in computing the liability of the Company to deferred Tax as provided for in the Accounts and (in the case of assets so acquired) no Tax liability would be incurred by the Company in respect of that asset.

3.46 No claim has been made or will before Completion be made under Sections 152, 153, 154 or 175 of the TCGA in respect of any asset owned by the Company.

3.47 The Company has not been a party to or involved in any share for share exchange nor any scheme of reconstruction or amalgamation such as are mentioned in Sections 135, 136 or 139 of the TCGA.

3.48 No scheme has been effected and no arrangements have been made whereby the value of any asset of the Company has been materially reduced and on a disposal thereof Section 30 of the TCGA may be applicable and no loss which might accrue on the disposal of any share in or security of any company is liable to be reduced by virtue of any depreciatory transaction within the meaning of Sections 176 or 177 of the TCGA nor is any expenditure on any share liable to be reduced under Section 125 of the TCGA.

3.49 The Company does not have and will not on Completion have any distributable profits which will be chargeable profits as that term is defined in Section 31 of the TCGA.

3.50 The Company has not at any time transferred in exchange for shares and/or loan stock part or all of a trade carried on outside the United Kingdom through a branch or agency to a company not resident in the United Kingdom.

3.51 The Company has never ceased to be a member of a group of companies for the purposes of Sections 178 or 179 of the TCGA and the Company will not be liable to Tax thereunder by virtue of the entering into and completion of this Agreement.

3.52 The Company has not at any time within the period of six years ending with the Accounting Date acquired any asset from any company which at the time of acquisition was a member of the same group (within the meaning of Section 170 of the TCGA).

3.53 The Company is not liable to be assessed for corporation tax on chargeable gains.

3.54 The Company has not entered into any transaction or arrangement in respect of which the provisions of Section 770 or Section 770A of the Taxes Act have been or could be applied.

3.55 The Company does not hold directly or indirectly any interest in a company which if it were subject to a lower level of taxation in the territory in which it is resident would be a controlled foreign company within Section 747 of the Taxes Act.

3.56 No direction affecting the Company has been made under Section 747 of the Taxes Act and no circumstances exist which would permit such a direction to be made to apportion any of the profits of another company to the Company.

3.57 No chargeable gain may be attributed to the Company under Section 13 of the TCGA.

3.58 The Company is not and has not at any time within the preceding period of six years been liable to Tax in any jurisdiction other than the United Kingdom.

3.59 There is no unsatisfied liability to inheritance tax attached or attributable to the Sale Shares or any asset of the Company nor are they or any of them subject to an Inland Revenue charge as mentioned in Sections 237 or 238 of IHTA nor is any person liable to inheritance tax attributable to the value of any of the Sale Shares or any asset of the Company.

3.60 No person has by virtue of Section 212 of IHTA any power of sale, mortgage or charge in respect of any shares in or asset of the Company and there are no circumstances in existence whereby any such power could be exercised in relation to any of the Sale Shares or any asset of the Company.

3.61 All documents to which the Company is a party or which form part of the Company's title to any asset or in the enforcement of which the Company is or may be interested which are subject to stamp or similar duty have been duly stamped and adjudicated.

3.62 The Company has not entered into any agreement whereby it is or may become liable to stamp duty reserve tax.

3.63 The Company is registered for the purposes of value added tax and has been so registered at all times that it has been required to be registered and has at no time within the previous 3 years been treated as a member of a group of Companies for the purposes of Section 43 of VATA.

3.64 The Company has complied fully with all statutory requirements, orders, provisions, directions or conditions relating to value added tax including the terms of any agreement reached with the Commissioners of Customs & Excise, maintains and has at all times maintained complete correct and up-to-date records for the purposes of such legislation and has preserved such records in such form and for such periods as are required by the relevant legislation relating to value added tax.

3.65 The Company is not in arrears with any payment or returns in relation to value added tax.

3.66 The Company has not been required by the Commissioners of Customs & Excise to give security.

3.67     The Company does not operate any special VAT methods or arrangements.

3.68 The Company is not a party to any contract in respect of which it is obliged to account for VAT pursuant to the provisions of Section 8 or
         Section 10 of VATA.

3.69 The Company has not within the preceding period of six years made exempt supplies of such amount that as a consequence thereof the Company has been unable to obtain credit for any input tax paid or suffered by it.

3.70 The Disclosure Letter contains full particulars of all land in which the Company has an interest and in relation to which an election has been made and not revoked by the Company or by any relevant associate (as defined by paragraph 3(7) of Schedule 10 to VATA) of the Company to waive exemption from value added tax under paragraph 2 of that Schedule and of all buildings and civil engineering works owned by the Company and completed for the purposes of Group 1 of Schedule 9 to VATA within the last three years.

3.71 The Disclosure Letter contains full particulars of all notifications received by the Company under paragraph 7 of Schedule 10 to VATA.

3.72 The Company is not a developer as defined in paragraph 5 of Schedule 10 to VATA in relation to any building or work within paragraph 5(2) of that Schedule or any reconstructions, enlargements or extensions within paragraph 5(8) of that Schedule either currently being constructed, reconstructed, enlarged or extended or whose construction, reconstruction, enlargement or extension was completed within five years prior to the date of this Agreement.

3.73 There are set out in the Disclosure Letter particulars of each asset used by the Company in the course or furtherance of its business being assets to which Part XV of the Value Added Tax Regulations 1995 applies and in respect of which the period of adjustment will not have expired before Completion. Such particulars are sufficient to enable the Company to comply with its obligations under the said Part XV.

3.74 The Disclosure Letter contains details of all claims made by the Company to a refund of value added tax under Part XVIII or Part XIX of the Value Added Tax Regulations 1995.

3.75 The information given by the Company to HM Customs and Excise and all other authorities (whether of the United Kingdom or otherwise) in connection with the import or export of any goods was when given true and accurate and the Company has complied with all legislation, regulations, orders, directions or conditions (whether of the United Kingdom or otherwise) relating to the import and export of goods and to all customs and excise matters.

3.76 The books and records of the Company accurately present and reflect in accordance with generally accepted accounting principles and standards within the Company's jurisdiction of incorporation all transactions entered into by the Company or to which it has been a party.

3.77 The Company has properly operated the PAYE and National Insurance contribution systems by making such deductions as are required by law from all payments made or deemed to be or treated as made by it or on its behalf or for which it is otherwise required to account and by duly accounting to the Inland Revenue for all sums so deducted and for all other amounts for which it is required to account under the PAYE and National Insurance contribution systems.

3.78 The Company has not suffered any PAYE audit by the Inland Revenue within the preceding period of six years nor has it been notified that any such audit will be or is expected to be made.

3.79 The Company does not operate any scheme approved under Section 202 of the Taxes Act or Chapter III of Part V of the Taxes Act.

3.80 The Company has complied in full with all its reporting obligations to the Inland Revenue in connection with benefits provided for any director or employee.

3.81 No payment has been made to the Company to which Section 601 of the Taxes Act applies.

4.       Corporate Matters

4.1 The Company has been duly incorporated and is validly existing and no order has been made or resolution passed for the winding up of the Company or for an administration order in respect of the Company and no distress, execution or other process has been levied on any of its assets. The Company is not insolvent or unable to pay its debts for the purposes of Section 123 of the Insolvency Act 1986 and no administrative receiver or receiver or receiver and manager has been appointed by any person of its business or assets or any part thereof and no power to make any such appointment has arisen.

4.2 The Vendor is the beneficial owner of the Sale Shares set opposite its name in column 2 of Schedule 1, free and clear of any lien, charge, option, right of pre-emption or other encumbrance or third party right whatsoever and the Company has not exercised any lien over any of its issued shares and there is no outstanding call on any of the Sale Shares and all of the Sale Shares are fully paid.

4.3 The Sale Shares constitute all the issued shares in the capital of the Company.

4.4 The Company has no subsidiary or shares in any company other than the Subsidiary and all of the details shown in Schedule 3 relating to the Subsidiary are accurate and complete, the Company has no subsidiary undertakings which are not also subsidiaries and no participating interest in any undertaking (as defined in Section 259 Companies Act
         1985) which is not also a subsidiary of the Company.

4.5 The Company does not have and has never had any place of business or branch or permanent establishment outside its jurisdiction of incorporation, nor has it carried on any trading activities outside such jurisdiction.

4.6 The Company has never reduced, repaid, redeemed or purchased any of its share capital.

4.7 There are no options or other agreements outstanding which call for the issue of or accord to any person the right to call for the issue of any shares in the capital of the Company or the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over the Sale Shares.

4.8 The copies of the Memorandum and Articles of Association of the Company which are attached to the Disclosure Letter are accurate and complete in all respects and have attached to them copies of all resolutions and agreements which are required to be so attached. The Company has complied with its Memorandum and Articles of Association in all respects and none of the activities, agreements, commitments or rights of the Company is ultra vires or unauthorised.

4.9 The Register of Members and all other statutory books of the Company are up to date and contain true full and accurate records of all matters required to be dealt with therein and the Company has not received any notice of any application or intended application under the Companies Acts for rectification of the Company's register and all annual or other returns required to be filed with the Companies Registry have been properly filed within any applicable time limit and all legal requirements relating to the issue of shares and other securities by the Company have been complied with.

5.       Trading and General Commercial Matters

5.1 The Company has good and marketable title to all such assets as are necessary to enable it properly to conduct its business as such business has been conducted prior to the date hereof and to all stocks used in its business. All such assets and stocks are free from any liens, mortgages, charges, encumbrances or other third party rights and the stock confirms to statutory, regulatory and voluntary standards and requirements.

5.2 The fixed and loose plant, machinery, furniture, fixtures and fittings, equipment and vehicles and other tangible assets used in connection with the business of the Company and all other fixed assets referred to in the Accounts and any additions thereto made since the Accounting Date are the sole and absolute property of and held by the Company free from any liens, mortgages, charges, encumbrances, hire or hire purchase agreements, credit sale agreements or agreements for payment on deferred terms or bills of sale and the Company has good and marketable title thereto and all such assets are in the possession or under the control of the Company.

5.3      In the reasonable opinion of the Vendor the Company is not a party to:

5.3.1 any unusual or onerous contract nor any contract which cannot be terminated without penalty or other compensation on less than twelve months' notice;

5.3.2 any contract restricting the Company's freedom of action in relation to its normal business activities or materially and adversely affecting its business or assets;

5.3.3    any contract not made in the ordinary course of business;

5.3.4 any contract for the purchase or use by the Company of materials, supplies or equipment which is in excess of the requirements of the Company for its normal operating purposes;

5.3.5    any  agency,  distribution,   marketing,  purchasing,   franchising  or
         licensing  agreement,  other than  those  described  in the  Disclosure
         Letter;

5.3.6 any joint venture, agency, shareholders' or partnership arrangement or agreement or any agreement which purports to regulate, control or otherwise affect the voting or disposition of its shares;

5.3.7    any contract for services (other than normal office services).

5.4 There are no contracts or obligations, agreements, arrangements or concerted practices to which the Company is a party or by which the Company is bound and there are no practices in which the Company is engaged which are void, illegal, unenforceable, registrable or notifiable under or which contravene the Restrictive Trade Practices Act 1976, the Fair Trading Act 1973, the Competition Act 1980, Articles 81 or 82 of the EC Treaty and regulations made thereunder or under EC Council Regulation 4064/89 as amended and regulations made thereunder, the Competition Act 1998 or any other antitrust or similar legislation anywhere in the world (all and any such legislation and regulations being referred to as "the antitrust rules" in this paragraph 5.5). The Company has not registered any agreements or arrangements under the Restrictive Trade Practices Act 1976 or filed any notification for exemption or application for negative clearance with the Commission of the European Communities. The Company has received no complaint or threat to complain under or referring to the antitrust rules from any person and has not received any request for information or objection from or received notice of an investigation by any person with power to enforce the antitrust rules or been the addressee of or party to any decision, judgement, undertaking or settlement relating to the antitrust rules or to any proceedings in which the antitrust rules were pleaded or relied upon.

5.5 No agreement, arrangement or practice carried on by the Company or to which the Company is a party:

5.5.1 is by virtue of its terms or by virtue of any practice for the time being carried on in connection therewith a "consumer trade practice" within the meaning of Section 13 of the Fair Trading Act 1973 and susceptible to or under reference to the Consumer Protection Advisory Committee or the subject matter of a report to the Secretary of State or the subject matter of an order by the Secretary of State under the provisions of Part II of that Act;

5.5.2 infringes any other fair trading or consumer protection law or legislation applicable in any jurisdiction in which the Company operates.

5.6 So far as the Vendor is aware with respect to each contract, commitment, arrangement to which the Company is party or by which it is bound:

5.6.1 the Company has duly performed and complied in all material respects with each of its obligations thereunder;

5.6.2 there has been no delay, negligence or other default on the part of the Company and no event has occurred which, with the giving of notice or passage of time, may constitute a default thereunder;

5.6.3 the Company is under no obligation which cannot readily be fulfilled, performed or discharged by it on time and without undue or unusual expenditure or effort;

5.6.4 the Company has the technical and other capabilities and the human and material resources to enable it to fulfil, perform and discharge all its outstanding obligations in the ordinary course of business and without realising a loss on completion of performance;

5.6.5    there  are  no  grounds  for  rescission,   avoidance,  repudiation  or
         termination and the Company has not received any notice of termination, and

5.6.6 having made no enquiry none of the other parties thereto is in default thereunder.

5.7 Except in the ordinary course of business no tender, quotation or offer issued by the Company and still outstanding is or will be capable of giving rise to a contract merely by an order acceptance or other action by another party.

5.8 The Disclosure Letter sets out full and accurate details of each bank, building society or other similar institution, account or safety deposit box maintained by the Company including the name and address of each such bank, building society or other institution and the names of all persons authorised to draw thereon or have access thereto.

5.9 All amounts received by the Company have been deposited with one or other of such banks, building societies or other similar institutions and appear in the appropriate accounting books.

5.10 There are no non-group loans, guarantees, pledges, mortgages, charges, liens, debentures or encumbrances given, made or incurred by or on behalf of the Company and no person has given any guarantee of or security for any overdraft loan or loan facility granted to the Company, other than the ones described in the Disclosure Letter.

5.11 The execution, delivery and performance of this Agreement will not result in the breach, cancellation or termination of any of the terms or conditions of or constitute a default under any agreement, commitment or other instrument to which the Company is a party or by which the Company or its property or assets may be bound or affected or result in the acceleration of any obligation under any loan agreement or violate any law or any rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental body affecting the Company.

5.12 There are no agreements concerning the Company which can be terminated, or which have been terminated, or under which the rights of any person are liable to be materially adversely affected, or under which the consent of the other contracting party is required as a result of a change in control of the Company or in the composition of the Board of Directors of the Company.

5.13 The Vendor is not aware of any circumstances whereby, following a change in the control of the Company or in the composition of the Board of Directors of the Company, any of the principal customers of or suppliers to the Company would cease to remain customers or suppliers to the same extent and of the same nature as prior to the date hereof.

5.14 No goods delivered by the Company have been defective or in any way failed to comply with the terms of sale thereof or with the requirements of law and no services provided by the Company have been provided in a negligent manner or in any other manner which would entitle the recipient of such services to claim damages against the Company.

5.15 The Company has no liabilities except liabilities arising in the ordinary course of business under contracts for service, purchase orders, supply contracts or sale contracts, nor does it have any other liabilities direct or indirect, absolute or contingent, not required by generally accepted accounting principles to be referred to in the Accounts and the Company is not owed any moneys other than trade debts and cash at bank.

5.16 The Company has received no notice that it is the subject of any official investigation or inquiry and the Vendor is not aware of any facts which are likely to give rise to any such investigation or inquiry.

5.17 So far as the Vendor is aware neither the Company, nor any of its directors, employees or agents in relation to the Company, has committed any criminal offence or any tort relating to the Company or the carrying on of its business and without prejudice to the generality of the foregoing the Company has obtained and at all relevant times maintained all registrations, licences and consents necessary for the carrying on of its business, and all such registrations, licences and consents are valid and subsisting and the Vendor does not know of any reason why any of them should be suspended, cancelled or revoked (whether as a result of the sale and purchase of the Sale Shares pursuant to this Agreement or otherwise).

5.18 The Company has given no powers of attorney which are still outstanding or effective to any person to enter into any contract or commitment to do anything on its behalf other than the authority of employees to enter into contracts in the normal course of their duties.

5.19 The Company does not carry on business under any name other than its own.

5.20 No person is entitled to receive from the Company any finder's fee, brokerage's fee, investment banker's fee or commission with respect to, or in connection with, the execution, delivery and performance of this Agreement and the transactions contemplated herein.

5.21 The Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

5.22 The Company is duly registered under the Data Protection Act 1998, and all due and requisite fees in respect of the Company's registration have been paid. The details contained in such registrations are correct, proper and suitable for the purposes for which the Company holds or uses the personal data which is the subject of such registrations.

5.23 The Company has security procedures in place to prevent unauthorised access, amendment or damage to the Company's data or the data of third parties held, recorded, stored, maintained or operated by the Company or on behalf of the Company by any third party, and no unauthorised access, amendment or damage to such data has taken place during the six year period preceding Completion.

5.24 No act or transaction has been effected by or on behalf of the Company involving the making or authorising of any payment, or the giving of anything of value, to any government official, political party, party official or candidate for political office for the purpose of influencing the recipient in his or its official capacity in order to obtain business, retain business or direct business to the Company or any other person or firm.

5.25     The Company has not at any time in the previous six years:

5.25.1 entered into any transaction at an undervalue (within the meaning of Section 238 or Section 339 or Section 423 of the Insolvency Act 1986) with any other person; or

5.25.2 been given any preference (within the meaning of Section 239 or Section 340 of the Insolvency Act 1986) by any other person; or

5.25.3 entered into any other transaction which is void or voidable (whether in whole or in part) or received any other benefit which is or may be liable to be returned or repaid (whether in whole or in part).

6.       The Property

6.1 The Property comprises all the land and premises owned or occupied or otherwise used by the Company and all the estate, interest, right and title whatsoever of the Company in, under, over or in respect of any land or premises and the descriptions set out in Schedule 4 are correct and not misleading.

6.2 The Company possesses good and marketable title to the Property and is the legal and beneficial owner thereof.

6.3 The Property is free and clear of all claims, charges, mortgages, liens, encumbrances, leases, tenancies, licences or other rights of occupation, options, rights of pre-emption, rights of first refusal and other agreements affecting the same and the Company has exclusive and unfettered possession of the Property.

6.4 The title of the Subsidiary to the Property is properly constituted by and can be deduced from documents of title which are in the possession and under the control of the Company.

6.5 The Property is not subject to any outgoings other than rent and service charges.

6.6 There are no covenants, restrictions, burdens, stipulations, wayleaves, easements, grants, conditions, terms, overriding interests, rights or licences affecting the Property which is of an unusual or onerous nature or which adversely affect the use or intended use of the Property.

6.7 So far as the Vendor is aware, all covenants, restrictions, stipulations, conditions and other terms affecting the Property have been observed and performed and there are no circumstances which would entitle or require any landlord or other person to exercise any powers of entry and taking possession or which would otherwise give rise to restriction or termination of the continued possession or occupation of the Property.

6.8      [Not used]

6.9 None of the facilities necessary for the enjoyment and use of the Property or any part of them are enjoyed on terms entitling any person to terminate or curtail the same.

6.10 So far as the Vendor is aware, the Company has received no notice of any outstanding disputes, notices or complaints which affect or might in the future affect the use of the Property for the purposes for which they are now used.

6.11 The present use of the Property is the permitted use for the purpose of the Planning Acts.

6.12 None of the Property are adversely affected or likely to be adversely affected by any planning proposals.

6.13 The use of the Property permitted by the Planning Acts is not a temporary or personal user or user subject to onerous or unusual conditions giving rise to expenditure or adversely affecting the Company's use and enjoyment of the Property.

6.14 No development has been carried out by the Company or the Subsidiary in relation to the Property which would require any consent under or by virtue of the Planning Acts or any bye-laws or building regulations or other relevant legislation without such consent having been properly obtained and any conditions or restrictions imposed thereon have been fully observed and performed. No application by the Company for planning consent has been refused and no application by the Company for planning consent has been submitted or a decision in relation thereto appealed against where the decision in relation thereto or the outcome of the appeal (as appropriate) is still pending.

6.15     [Not used]

6.16 All schedules for policies of insurance relating to the Property (including fixtures, fittings and contents) effected by the Company are attached to the Disclosure Bundle and are current and valid, and are not subject to any special or unusual terms or restrictions and, in respect of policies on the Property held on lease where the Company is responsible for maintaining insurance, the policy conforms in all respects with the requirements of the lease under which the Property is held.

6.17 The Company has inspected any current policies of insurance relating to the Property (including fixtures fittings and contents) which have not been effected by the Company and they are current and valid cover the full reinstatement value thereof (including where the relevant property is let, loss of rent cover for a minimum of three years) and are not subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the normal rate for policies of the same kind where the Property is insured by a landlord under the terms of a lease the policy conforms in all respects with the requirements of the relevant lease and the insurer has waived any rights of subrogation it may have against the Company.

6.18 The Company has not entered into any agreements with any water, sewerage or other utilities authority for the supply of water, sewerage or other facilities to or from the Property or mains or other equipment laying and has not deposited any monies with any such authority as security therefor.

6.19     [Not used]

6.20     [Not used]

6.21 The Company is not engaged in any negotiation for review of the rent payable under any lease under which it holds the Property and no negotiations for such review have been concluded changing the rent from that set out in Schedule 4 or in the Disclosure Letter.

6.22 All rent review notices and counternotices and notices, counternotices and applications to the Court under the Landlord and Tenant Act 1954 have been served within any requisite time limits and there are no disputes outstanding as to the settlement of the relevant level of rent under the leases of the Property.

6.23 The Company has not at any time assigned or otherwise disposed of any property, leasehold or otherwise, in respect of which it has a continuing liability (contingent or otherwise) for payment of rent and/or for any other liability.

6.24 The Company is not the guarantor of or surety for any other party's liability (contingent or otherwise) for any obligations under any lease or tenancy or under any agreement relating to the assignment of any lease or tenancy.

7.       Environmental Issues

7.1 The Company has received no notice that it is in breach of the Environmental Laws and has at all times complied with all Environmental Laws.

7.2 The Company has not engaged in or permitted any operations or activities upon the Property involving the use, storage, handling, release, treatment, manufacture, processing, deposit, transportation or disposal of any Hazardous Substance, or any substance regulated by the Environmental Laws and the Vendor has no knowledge of any such activities.

7.3 So far as the Company or the Vendor is aware having made no enquiry of the landlord, the landlord of the Property has not received notice of any threatened or pending civil or criminal actions, notices of violations, investigations, administrative proceedings or written communications from any regulatory authority under any Environmental Laws that any of the activities carried out on the Property violates, or is inconsistent with, any Environmental Laws, and to the best knowledge of the Vendor, the landlord is in full compliance with all material Environmental Laws.

8.       Confidential Information and Intellectual Property

8.1 The Company does not use any processes and is not engaged in any activities which involve the misuse of any Confidential Information belonging to any third party, nor does the Company otherwise have in its possession or control any such Confidential Information without the licence or authority of the relevant owner.

8.2 Copies of all written agreements and arrangements under which Confidential Information belonging to any third party is made available to the Company are attached to the Disclosure Letter. All such agreements and arrangements are in full force and effect. The Company is not in breach nor has it received notice of any alleged breach of any such agreement or arrangement and is not aware of the existence of any circumstances under which its right to use such Confidential Information may be terminated.

8.3 The Company is not aware of any actual, alleged or threatened misuse by any person of any of its Confidential Information. The Company has not disclosed to any person (including, without limitation, employees) any of its Confidential Information except where such disclosure was properly made in the normal course of the Company's business and was made subject to an agreement under which the recipient is obliged to maintain the confidentiality of such Confidential Information and is restrained from further disclosing it or using it other than for the purposes for which it was disclosed by the Company. Copies of all such agreements are attached to the Disclosure Letter. There is no current or threatened breach of any such agreement by any of the other contracting parties thereto.

8.4 The Company is the beneficial owner of all the Intellectual Property used in and material to its business ("the Company's Intellectual Property").

8.5 None of the Company's Intellectual Property has been wrongfully or unlawfully acquired by the Company. To the best knowledge of the Vendor after reasonable enquiry, no claim under any warranty contained in any documentation under which the Company acquired ownership of any of the Company's Intellectual Property has been made or intimated to the Company nor are there any grounds on which any such claim could be made.

8.6 The material particulars as to registration of (and applications to register) the Company's Intellectual Property, including priority and renewal dates, are set forth in the Disclosure Letter.

8.7 Neither the validity or subsistence of the Company's Intellectual Property, nor the Company's right, title and interest in the Company's Intellectual Property, is the subject of any current, pending or threatened challenge, claim or proceedings, including for opposition, cancellation, revocation or rectification. The Company's Intellectual Property has not during the preceding period of six years been the subject of any such challenge, claim or proceedings, and there are no facts or matters which might give rise to any such challenge, claim or proceedings.

8.8 Copies of all agreements, arrangements and understandings under which the Company's Intellectual Property is made available to third parties, and any legally enforceable option in this regard, are attached to the Disclosure Letter. There is no current or threatened breach of any such agreement, arrangement or understanding by any of the other contracting parties thereto.

8.9 To the best knowledge of the Vendor, none of the Company's Intellectual Property is currently being infringed or used without authorisation by any third party nor has any of the Company's Intellectual Property been infringed during the preceding period of six years. No such infringement or unauthorised use has been threatened.

8.10 The carrying on of the Company's business or businesses as presently constituted does require licences, or the making of royalty or similar payments to a non-group third party. The Company is not engaged in any activities which infringe any Intellectual Property belonging to any third party.

9.       Software

9.1 In this paragraph 9, the expression "the Software" means all of the computer programs identified and briefly described in Schedule 7.

9.2 The Software in connection with the business of the Company as at the date hereof is "off the shelf" software. As far as the Vendor is aware none of this software is counterfeit.

10.      Insurance

10.1 All assets of the Company of an insurable nature have at all times been and are insured in amounts to the full replacement value thereof against such risks as are in accordance with good commercial practice normally insured against. The Company has at all times been adequately covered against accident, third party, public liability, product liability and other risks normally covered by insurance and nothing has been done or omitted to be done by or on behalf of the Company which would make any policy of insurance void or voidable or enable the insurers to avoid the same and there is no claim outstanding under any such policy and the Vendor is not aware of any circumstances likely to give rise to such a claim or result in an increased rate of premium.

10.2 All information furnished in obtaining or renewing the insurance policies of the Company was correct full and accurate when given and any change in that information required to be given was correctly given. The Company is not in default under any of these policies and the copies of the policies delivered with the Disclosure Letter are true and complete. None of the Company's insurance policies may be cancelled without at least 30 days written notice of cancellation.

10.3 The Company has not suffered any uninsured losses nor waived any rights of material or substantial value or allowed any insurances to lapse.

11.      Litigation

11.1 So far as the Vendor is aware, neither the Company nor any person for whose acts or defaults the Company may be vicariously liable is engaged whether as claimant or defendant or otherwise in any civil, criminal or arbitration proceedings or any proceedings before any tribunal (save for debt collection by the Company in the ordinary course of business) and there are no proceedings threatened against the Company including proceedings in respect whereof the Company is liable to indemnify any party concerned therein and in particular but without prejudice to the generality of the foregoing the Company is not liable (other than contingently) to make any redundancy payment to any person or pay any other compensation to any of its employees and there are no facts which are likely to give rise to any such litigation or proceedings. There are no unfulfilled or unsatisfied judgements or orders against the Company or any of its assets.

11.2 The Company has neither received any notice (written or oral) nor advice of counsel with respect to any potential claims within the scope of paragraph 11.1.

12.      Employment and Pension Matters

12.1 There is no existing or threatened or pending industrial or trade dispute involving the Company and any of its employees and there are no facts known or which would on reasonable enquiry be known to the Vendor which might indicate that there may be any such dispute (including, without limitation, the sale of the Sale Shares pursuant to the terms of this Agreement). There are no agreements or arrangements (whether oral or in writing or existing by reason of custom and practice)
         between the Company and any trade union or other employees' representatives or organisation concerning or affecting the Company's employees and there are no trade unions or other employees'
         representatives whom the Company recognises to any extent for collective bargaining purposes nor, so far as the Vendor is aware, has the Company done any act which might be construed as recognition. There has been no request for recognition of any trade union and, so far as the Vendor is aware, no such request is pending.

12.2 The Company has neither given notice of any redundancies to the Secretary of State nor started consultations with any independent trade union or employees' representatives within the preceding period of one year in relation to any of the

         Company's employees. To the best knowledge of the Vendor, no circumstances have arisen under which the Company is likely to be required to pay damages for wrongful dismissal or breach of contract, to make any contractual or statutory redundancy payment or make or pay any compensation in respect of unfair dismissal, to make any other payment under any Employment Law or to reinstate or re-engage any former employee. No circumstances have arisen or exist under which the Company may be required to pay damages or compensation, or suffer any penalty or be required to take corrective action or be subject to any form of sanction under the Employment Rights Act 1996, the Trade Union and Labour Relations (Consolidation) Act 1992, the Transfer of Undertakings (Protection of Employment) Regulations 1981, the Sex Discrimination Act 1975, the Equal Pay Act 1970, the Treaty of Rome or any Directive or recommendation made pursuant to it, the Race Relations Act 1976, the Disability Discrimination Act 1995, the National Minimum Wage Act 1998, the Data Protection Act 1998, the Public Interest Disclosure Act 1998, Working Time Regulations 1998 or any other Employment Law. So far as the Vendor is aware, there are no current, pending or threatened claims of any type against the Company by any existing or former employees or directors of the Company or by any existing or former consultants to the Company.

12.3 There are no existing service or other agreements or contracts between the Company and any of its directors or executives or employees which cannot be lawfully terminated by appropriate advance notice and a statutory redundancy payment, and the Company has complied with all its obligations under all legislation, regulations and other requirements having the force of law (including, without limitation, codes, orders and awards) in connection with its employees, directors and consultants and any trade unions and employees' representatives and with all collective agreements with respect to trade unions or to employees of the Company.

12.5     The Disclosure Letter contains:

                  (i) the names and dates of birth and commencement of employment or engagement of all persons who will at the Completion Date be employees or directors of the Company or consultants to the Company;

                  (ii) details of all remuneration and emoluments payable (including any bonus or commission entitlements) and any other benefits (including, for the avoidance of doubt, permanent health insurance) provided or which the Company is bound to provide (whether now or in the future) to all such persons together with the terms on which such remuneration emoluments and benefits are payable; and

                  (iii) details of any other material terms and conditions of employment or engagement of such persons,

              all of which information is true and complete.

12.6 The Company is not involved in negotiations (whether with employees or any trade union or other employees' representatives) to vary the terms and conditions of employment or engagement of any of its employees, directors or consultants and has not made any representations, promises, offers or proposals to any of its employees, directors or consultants or to any trade union or other employees' representatives concerning or affecting the terms and conditions of employment or engagement of any of its employees, directors or consultants.

12.7 The Company has discharged its obligations in full in relation to salary, wages, fees, commission, bonuses, overtime pay, holiday pay, sick pay and all other benefits and emoluments relating to its employees, consultants and directors in respect of all prior periods.

12.8 Other than the Pension Scheme there are no pension obligations for any employees or directors of the Company, and the Vendor and the Company have no obligation

         (whether legally binding or established by custom) to pay any pension or make any other payment after retirement or death or otherwise to provide "relevant benefits" within the meaning of section 612 of the Taxes Act or to make any payment for the purpose of providing such "relevant benefits" to or in respect of any person who is now or has been an officer or employee of the Company and is not a party to any scheme or arrangement having as its purpose or one of its purposes the making of such payments or the provision of such benefits.

12.9 The Pension Scheme complies with and has at all times complied with the provisions of the relevant legislation and the requirements of the Pension Schemes Office and the Contributions Agency affecting schemes approved under Chapter I of Part XIV of the Taxes Act. The Pension Scheme has been funded to the extent recommended by the scheme actuaries. The Company and the trustees of the Pension Scheme have duly complied with their respective obligations under the trust deeds and the rules thereof and under the aforementioned legislation and requirements. All amounts due to the trustees thereof or to any insurance company in connection therewith have been paid and all reports, actuarial or otherwise, relating to any such scheme which have been received by the Company or the trustees within the three years immediately preceding the date hereof have been complied with in full.

12.10 Neither the Company nor the trustees of the Pension Scheme is engaged in any litigation or arbitration proceedings in respect of any Retirement Benefits Scheme or any benefit provided thereunder in relation to the employees or former employees of the Company and there are no current submissions or referrals to the Pensions Ombudsman or to the Occupational Pensions Advisory Service in respect of the Company or any pension scheme and that there are no outstanding payments or penalties payable by the Company or the Pension Scheme in respect of any litigation or arbitration proceedings or determinations of the Pensions Ombudsman or the Occupational Pensions Regulatory Authority.

12.11 No Retirement Benefits Scheme in which employees or former employees of the Company participate or have participated has been or is in the process of being (or is proposed to be) wound up (in whole or in part) or closed to new entrants (in whole or in part).

12.12 No power to increase or augment benefits under any Retirement Benefits Scheme in which employees or former employees of the Company participate or have participated has been exercised since 6 September 1983.

13.      Arrangements with connected persons etc.

13.1 All amounts outstanding and appearing in the books of the Company as loan accounts or as due to directors or shareholders wholly represent money or money's worth paid or transferred to the Company as the case may be or remuneration accrued due and payable for services rendered. All amounts outstanding between the Vendor and the Company are specifically disclosed in the Accounts.

13.2 There is not outstanding any contract or arrangement to which the Company is a party and in which the Vendor is or has been interested, whether directly or indirectly, other than arm's length service contracts and the Company is not a party to, nor have its profits or financial position at any time been adversely affected by, any contract or arrangement which is not of an entirely arm's-length nature; save as aforesaid, there are no agreements or understandings (whether legally enforceable or not) between the Company and any person who is a shareholder or the beneficial owner of any interest in the Company or any other company controlled by any such person relating to the management of the Company's business or the appointment or the removal of its directors or the ownership or transfer of ownership or the letting of any of its assets or the provision of finance, goods, services or other facilities to or by the Company or otherwise howsoever relating to the Company or its affairs.

13.3 All costs incurred by the Company have been charged to the Company and not borne by any other member of the Vendor's group.

14.      Matters since the Accounting Date

Since the Accounting Date:


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

14.1 there has been no interruption or alteration in the nature, scope or manner of the Company's business which business has been carried on lawfully and in the ordinary and usual course of business so as to maintain it as a going concern;

14.2 as at 30 September 2000 there has been no material adverse change in the customer relations of the said business or in the financial condition or the position, assets or liabilities of the said business or the Company as compared with the position disclosed by the Accounts and there has been no damage, destruction or loss (whether or not covered by insurance) affecting the said business or its assets;

14.3 no substantial customer or supplier being a customer or supplier accounting for contribution to gross trading profits of more than (pound)10,000 of the Company for the accounting period ending on the Accounting Date has:

14.3.1 given notice that it is likely to or threatened to cease trading with or supply to the Company;

14.3.2 given notice that it is likely to or threatened to reduce substantially its trading with or supplies to the Company;

14.4 the Company has continued to pay its creditors in the ordinary course of business and no unusual trade discounts have been incorporated into any contract entered into by the Company;

14.5 the Company has not repaid any loan capital in whole or in part (other than indebtedness to its bankers) nor has it become bound or liable to be called upon to repay prematurely any loan capital or borrowed monies;

14.6 the Company has not, except in the ordinary course of business, acquired, sold, transferred or otherwise disposed of any assets of whatsoever nature;

14.7 the Company has not cancelled, waived, released or discontinued any rights, debts or claims;


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

14.8 the Company has not incurred any capital expenditure on any single item or made any capital commitment on any single item of an amount in excess of (pound)30,000 or disposed of any fixed asset having a value of more than (pound)30,000 in aggregate;

14.9 the Company has not hired or dismissed any senior employee earning an annual rate of remuneration, including fringe benefits, in excess of(pound)35,000;

14.10 no sum or benefit has been paid, applied or voted to any executive, director or employee of the Company by way of remuneration, bonus, incentive or otherwise in excess of the amounts paid or distributed to them by the Company at the Accounting Date so as to increase their total remuneration and no new service agreements have been made or entered into by the Company since the Accounting Date and the Company is under no contractual or other obligation to change the terms of service of any director, executive or employee and the Company will not change the terms of service of any executive, director or employee prior to Completion;

14.11 no dividends, bonuses or other distributions have been declared, paid or made in respect of any of the Sale Shares;

14.12 no share or loan capital of the Company has been issued or agreed to be issued or any option or right thereover granted;

14.13 the Company has not undergone any capital reorganisation or change in its capital structure;

14.14 no resolutions have been passed by the Company and nothing has been done in the conduct or management of the affairs of the Company which would be likely materially to reduce the net asset value of the Company;

14.15 the Company has not made any purchase or sale or introduced any method of management or operation in respect of the business, undertaking or assets of the Company except in a manner consistent with proper practice;


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

14.16 the Company has not incurred or become subject to any liability or obligation (absolute or contingent) except current liabilities and obligations, in each case incurred under contracts entered into in the ordinary course of business and consistent with past practice which do not materially increase the nature or amount of liabilities or obligations disclosed in the Accounts;

14.17 as at 30 September 2000 no material changes have occurred in the assets and liabilities (actual or contingent) shown in the Accounts and the Company has not discharged or satisfied any lien or encumbrance or any other obligation or liability (absolute or contingent) other than liabilities disclosed in the Accounts as at the Accounting Date and current liabilities incurred since the Accounting Date in the ordinary course of business;

14.18 the Company has not carried out or entered into any transaction and no other event has occurred in consequence of which (whether alone or together with any one or more transactions or events occurring before on or after the date hereof) any liability to Tax of the Company has arisen or will or may arise (or would have arisen or would or might arise but for the availability of any relief, allowance, deduction or credit) other than corporation tax on actual income (and not chargeable gains or deemed income) of the Company arising from transactions entered into in the ordinary course of business; and

14.19 no payment has been made by the Company which will not be deductible for corporation tax purposes either in computing the profits of the Company or in computing the corporation tax chargeable on the Company.

15.      Accuracy of Information Provided

15.1 All information contained in the Recitals to this Agreement and in the Schedules to this Agreement is true and accurate in all respects and not misleading in any respect.

15.2 All written information given to the Purchaser and its professional advisers by the Vendor, the officers and employees of the Company, the Vendor's professional advisers and the Company's advisers during the negotiations prior to this Agreement was when given and is at the date hereof true and accurate.

15.3 All information contained in the Disclosure Letter is true and accurate in all respects and fairly presented and there is no fact or matter which has not been disclosed in the Disclosure Letter which renders any such information untrue or misleading and there is no fact or matter concerning the Company and its business and affairs which has not on the basis of the utmost good faith been disclosed in the Disclosure Letter which would reasonably be expected to influence the decision of a purchaser to proceed with the purchase of the Sale Shares on the terms of this Agreement.


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

                                   SCHEDULE 6

                                   [NOT USED]

                                   SCHEDULE 7

                                    Software

The Company has no proprietary software and off the shelf licenced software only is used by the Company

                                   SCHEDULE 8

                               Vendor's Protection

1.       General

1.1 The provisions in this Schedule shall operate to establish certain terms of and procedures for dealings with claims under this Agreement.

1.2 Claims shall mean a claim under this Agreement and Claim shall be construed accordingly.

2.       Amount of Claim

2.1 The Vendor shall have no liability whatsoever in respect of any individual Claim unless the amount that would otherwise be recoverable from the Vendor in respect of that Claim exceeds the sum of (pound)20,000 exclusive of costs and interest and thereafter the Vendor shall be liable for the whole amount claimed and not merely the excess.

2.2 The aggregate liability of the Vendor under this Agreement to include but not limited to a claim under the Warranties, clause 8 or clause
         5.2.3 shall not exceed a sum equal to $7,000,000 exclusive of costs and interest.

2.3 If any payment is made by the Vendor under the Warranties it shall be treated as a reduction in the Consideration payable to the Vendor under this Agreement.

3.       Notice and Conduct of Claims

3.1 If any Claim other than one under clause 8 is made or any matter which comes to the notice of the Purchaser, the Subsidiary or the Company for which or as a result of which the Vendor may be liable under the Warranties the Purchaser, the Subsidiary or the Company shall, as appropriate:

3.1.1 not make any admission of liability, agreement, settlement or compromise and otherwise take any action which may be material in relation thereto without the prior written approval of the Vendor (such approval not to be unreasonably withheld or delayed); and

3.1.2 at all times take such action as may from time to time be reasonably required by the Vendor to avoid, resist, appeal, compromise, defend, mitigate or otherwise deal with the Claim or the liability thereof, subject always to the Purchaser, the Subsidiary or the Company being provided with reasonable security for any costs and expenses which it may reasonably thereby incur and subject always to such action not being prejudicial to the businesses of the Purchaser, the Company and the Subsidiary.

4.       Third Party Recovery (Rights)

4.1 Where under the provisions of the Tax statutes or otherwise the Purchaser, the Subsidiary or the Company is entitled to recover from some other person any sum in respect of any matter giving rise to a claim under this Agreement the Purchaser, the Subsidiary or the Company so entitled shall promptly notify the Vendor in writing of such entitlement and shall at the request and expense of the Vendor:

4.1.1    take all reasonable steps to enforce such recovery;

4.1.2 as soon as reasonably practicable supply all information which relates to such recovery to the Vendor including reasonable details of any steps taken to enforce such recovery and copies of all relevant correspondence and documents relating to the same.

5.       Third Party Recovery (Receipts)

5.1 If payment is made by the Vendor in respect of a Claim and the Purchaser, the Subsidiary or the Company subsequently recovers an indemnifiable loss from a third party in respect of the matter in respect of which the Claim was made the indemnity obligations of the Vendor with respect to that Claim only will be reduced to the extent of such recovery provided that:

5.1.1 such recovery shall not reduce the aggregate liability of the Vendor under clause 2.3; and

5.1.2 the indemnity obligations of the Vendor will only be reduced to the extent of such recovery if the Vendor has discharged the Claim in full.

6.       Changes in the Law

6.1 The Vendor shall have no liability whatsoever in respect of any Claim to the extent that the Claim would not have arisen but for the passing of or any change in any law, rule, regulation, interpretation of the law or administrative practice of any government, governmental department, agency or regulatory body, after the Completion Date.

6.2 No Claim may be made and the Vendor shall not be liable under this Agreement to the extent that the Claim arises or is increased as a result of any of the following occurring after the Completion Date: a retrospective change(s) in tax rates or in any legislation or a retrospective change or withdrawal of any published practice or published concession of any revenue, customs, fiscal, government, state, community, municipal or regional authority, body or person competent to impose or collect Tax.

7.       Mitigation

         Nothing in this Schedule shall in any way restrict or limit the general obligations at law of the Purchaser, the Subsidiary or the Company to mitigate any loss or damage which it may suffer in consequence of any event giving rise to any Claim.

8.       Conduct of Claims

8.1 If the Purchaser becomes aware of any matter which might give rise to a Claim (other than a Claim under clause 8 of this Agreement), the following provisions shall apply:

8.1.1 the Purchaser shall promptly give notice to the Vendor of the matter and in any event not later than 90 days after the Purchaser became aware of the matter shall consult with the Vendor in respect of the matter;

8.1.2 the Purchaser shall provide to the Vendor and to the Vendor' professional advisers on reasonable notice reasonable access to premises and personnel of the Company and/or the Subsidiary and to any relevant assets, documents and records within their power, possession or control for the purpose of investigating the matter and enabling the Vendor to take such action as is referred to in paragraph 8.1.3 below;

8.1.3 the Vendor (at its own expense) shall be entitled to take copies of any documents or records (except where the Purchaser, the Company or the Subsidiary has confidentiality obligations in respect thereof) and photograph any premises or assets as referred to in paragraph 8.1.2 above;

8.1.4 the Vendor shall be kept reasonably informed of all matters pertaining to a Claim and shall be entitled to see copies of all correspondence and notes or other written records of telephone conversations or meetings; and

8.1.5    all  written  communications  pertaining  to the Claim  which are to be
         transmitted  to  any  statutory  or  governmental   authority  or  body
         whatsoever shall be copied to the Vendor.

8.2 the Vendor shall, and shall procure that all of its agents (if any) shall, keep confidential all information which it receives about the Company and/or the Purchaser or their affairs or businesses as a result of this clause 8.

8.3 For the avoidance of doubt, the Vendor will remain liable in accordance with the terms of this Agreement irrespective of any breach of the provisions of this clause 8 by the Purchaser.

9.       General

         The Purchaser undertakes to retain or to procure the retention by the Company and the Subsidiary of all such books, records, accounts, correspondence and other papers of the Company and the Subsidiary as are likely to be material in the context of the liability of the Vendor under the Warranties during the subsistence of the liability of the Vendor hereunder.

IN WITNESS WHEREOF the parties hereto have executed this document as a deed on the date appearing at the head hereof.


Executed by Claire Rollo  )                /s/ Claire Rollo
as Attorney               )
for and on behalf of
Inversiones Mirabel, S.A.




Executed by               )                /s/ P.A. Murali
for and on behalf of      )                (P.A. Murali)
Mendocino Brewing Company




Executed by Claire Rollo  )                /s/ Claire Rollo
as Attorney               )
for and on behalf of
Golden Eagle Trust